INDEX OF EXHIBITS


A.   Paper machine

B.   Mill

B1.  Real Property

C.   Accounting Code

D.   Storage Facilities

E.   Pulp Agreement

F.   Insurance Requirements

G.   Warehouse Site Lease
       Exhibit 1 - Description of Warehouse Site Lease Property

H.   Brokerage Agreement between BCC and Koplik Paper Associates

I.   Promissory Note

J.   Agreement to Sell Property

K.   Capitalization and Depreciation Policies

L.   Agreements Provided

M.   Memorandum of Lease

N.   Required Capital Improvements

O.   Letter from Koplik

P.   Paper Mix of Products

Q.   Assignment and Assumption Agreement

R.   Deed of Trust

S.   Financial Projections

                                   EXHIBIT A


                                  NO. 3 MACHINE


     The No. 3 Paper Machine located at the Mill, more particularly described as all machinery, equipment and component parts located above the sole plate and all spare parts at the Mill relating exclusively to the No. 3 Paper Machine including, without limitation, the following:

     Beloit 258" Fourdrinier tissue paper making machine No. 3 consisting of steel air cushioned controlled flow stock inlet, 5 rectifier and distributing rolls, PH meter; wet end control panel, removable suspended fourdrinier section with 258" x 73' wire, suction boxes, rubber covered wire rolls with doctors, 32" suction couch roll, 48" brass suction breast roll, 28" rubber covered pressure roll, 32" top suction press, suction roll on 32" rubber covered roll, rubber covered felt rolls, 32" rubber covered second press roll on 40" rubber covered suction roll, 3 felt guides and stretchers for 262" x 108' and 262" x 71' wet felts, press section control panel, 12' Yankee dryer, two 40" rubber covered suction pressure rolls, suction box, Beloit high velocity hood, pneumatic loaded skinning, creping and cleaning doctors, dry end control board, drum reel with 36" drum and sliding shaft, roll lowering device, reel control panel, unwind stand with direct double belt drive, pneumatic pressure device, iron carrier roll, 2-drum slitter and 252" rewinder with galvanized iron hood, pneumatic roll transfer and hoist, 21" x 40' roller bed belt conveyor, control board for rewinder, control board for transfer conveyor and hoist, pneumatic roll breaker and ejector, 3-stop holding table, together with all motors, drives, pumps, stock preparation facilities, motor generator sets, compressors, cranes, hoists, process piping, process wiring, spare parts, furniture and apparatus (including wire stringing device, skids, tables, hand tools, lockers, storage racks, miscellaneous equipment), all being located in No. 3 Machine Building; also spare parts and apparatus and equipment auxiliary to and supporting the operation of No. 3 Machine wherever the same be situated.

The following spare parts:

Reducers                                 Storage Reference Number
--------                                 ------------------------

1 - #3 Rectifier Roll                    443-29-040

1 - Head Box Rectifier Roll 1 & 2        ###-##-####

1 - #3 Saveall  Repulper                 443-92-020

1 - Suction  Couch Roll                  443-92-052

1 - Top & Bottom Cal Roll Dr.            443--92--053

1 - Reel Drive                           443-92-052

1 - Wire Turning Roll                    443-92-180

1 - Suction Press and Top Press          443--92--057

1 - Bottom  Press  Roll 1st              443-92-058

1 -  Calendar Drive                      443-80-030

Pumps

Semens 505 Vac. Pump


Fans

Wet End Hood Exhaust                     853-26-075

Miscellaneous

Rotating Ass. For Fan Pump

Gears to rebuild Yankee Dryer gearbox

H-3 Core Cutter

Roll Wrap equipment

Spare Yankee Motor  1250HP/900 RPM Motor #1347

8 - Modified 2300 volt starter

1 - South End Motor Generator set.


Rolls

1 - Yankee dryer

1 - Couch roll - 309/30" dia.

1 - Pressure Roll Top - 301/40" dia.

2 - Pressure Roll Bottom - 301 and 304/40" dia.

2 - Combine Cal Plane - 316 and 323/27.672 dia.

1 - #1 Wire Roll Hand - 31003/20" dia.

1 - #2 Wire, Roll Stretch - 31101/20" dia.

3 - Felt Rolls 33015, 33018 and 33103/18.750 dia.

1 - Mt. Hope Winder 7" dia.

Rolling Stock

1 - #6 Grab Truck

1 - #8 Tow Tractor

1 - #11 Tow Tractor

24 - Roll Carts (makes two trains)

1 - #3 Lift Truck

                                    EXHIBIT B

                                 Leased Property

                                    EXHIBIT B


All of that real property together with the tenements, hereditiments and appurtenances situate, lying, and being in Columbia County, State of Oregon, dounded and particularly described as follows, to-wit;

     Parcel: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 in Sections 9 and 10, Lot 7 of said Section 9, and Lots 1 and 2 of said
     Section 10, all in Township 4 North. Range 1 West of Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 7 which Is 1425.31 feet distant South 190 17' 25" West from the Southwesterly corner of Block 70 in the City St. Helens, Columbia County, Oregon; thence South 68(degrees) 51' East for a distance of 174.09 feet to the most Southeasterly corner of Terrace Street in Hawley Addition to St. Helens, Oregon; thence North 29(degrees) 00' East along the most Easterly line of Terrace Street for a distance of 356.14 feet to the most Easterly corner of said Terrace Street: thence North 61(degrees) 00' West along the Northeasterly line of said Terrace Street for a distance of 420.0 feet to its intersection with the Northeasterly prolongation of the Northwesterly line of Lot 9 of Block 12, said Hawley Addition, said point of intersection being marked with an iron pipe; thence South 68(degrees) 51' East for a distance of 1,193.31 feet to a point marked by an iron pipe on the Northwesterly Line of the right of way of Spokane, Portland and Seattle Railway Company: thence South 21(degrees) 09' West along said Northwesterly right of way Line for a distance of 310.10 feet to a point which is 50 feet distant North 68(degrees) 51' West from a point on the center line of Spokane, Portland and Seattle Railway Company's railroad, which is located by beginning at the point of the intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right, Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1,270 feet to the end of said curve, and South 21(degrees) 09' West tangent to said curve for a distance of 2,827.8 feet thence South 68(degrees) 51' East for a distance of 25 feet to a point 25 feet distant Northwesterly from, when measured at right angles to, said railroad center line; thence South 21(degrees) 09' West parallel to said center line for a distance of 1,671.5 feet to a point; then South 68(degrees) 51' East a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point which is 2,191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence North 68(degrees) 5' West to said point, which is 2191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence continuing North 68(degrees) 51' West (or a distance of 1,093.3 feet to a point in the center of Milton Creek, thence Northerly along the center of said Milton Creek as follows: North 42(degrees) 15' East for a distance of 122.4 feet; North 61(degrees) East for a distance of 292.6 feet; North 42(degrees) 47' East for a distance of

     213.6 feet; North 17(degrees) 57' West for a distance of 587.0 feet: North 37 (degrees) 22' East for a distance of 210.0 feet; North 4 (degrees) 22' East for a distance of 225.0 feet, and North 60 (degrees) 37' West for a distance of 119.1 feet to the point of intersection with the Southwesterly prolongation of the center line of Fir Street in said Hawley Addition: thence North 29(degrees) 00' East along said Southwesterly prolongation for a distance of 23.5 feet to a point on the South line of Brook Street in said Hawley Addition: thence Southeasterly along said South line of Brook Street as follows: South 61(degrees) 00' East a distance of 490.0 feet; South 29(degrees) 00' West for a distance of 50.0 feet, and South 61(degrees) 00' East for a distance of 799.02 feet to a point which is
     969.16 feet distant South 21(degrees) 09' West from the point of beginning: thence North 21(degrees) 09' East along the Southeasterly line of said Hawley Addition for a distance of 969.16 feet to the point of beginning, EXCEPT that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 2: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 in Sections 9 and 10 and Lots 1 and 2 of said Section 10, all in Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 1 which Is 2,108.59 feet distant South and
     413.1 feet distant East from the Southwesterly corner of Block 70 of the City of St. Helens, Columbia County, Oregon; thence North 68(degrees) 51' West for a distance of 25 feet to the true point of beginning of this description, said true point of beginning being also a point 25 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is located by beginning at the point of intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right; thence Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1270 feet to the end of said curve, the end of said curve being hereinafter referred to as "Point A', and thence South 21(degrees) 09' West tangent to said curve for a distance of 3,317.7 feet; thence from the true point of beginning South 21(degrees) 09' West parallel with said railroad center line for a distance of 1,171.5 feet to a point; thence North 68(degrees) 51' West a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right of way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point, hereinafter referred to as "Point B", which is 2,191.00 feet distant South 21(degrees) 09' West from & point which is 1425.1 feet distant South 19(degrees) 17'25" West from the Southwesterly corner of said Block 70 of the City of St. Helens; thence South 68(degrees) 51' East to a point on the low water line on the West bank of the Willamette Slough which is 1208.20 feet distant from Point B; thence Northerly along said low water line as follows: North 29(degrees) 53' East for a distance of 505.87 feet, thence North 30(degrees) 21' East for a distance of 700 feet, and thence North 27(degrees) 31' East for a distance of 603.70 feet to a point 389 feet distant South 68(degrees) 51' East from the true point of beginning thence South 68(degrees) 51' East for a distance of 206 feet to a point; thence North 3(degrees) 42' East for a distance of 450.3 feet to a point on the low water line or said West bank; thence North 17(degrees) 20' East along said low water line for a distance of 366.8 feet; thence * North 68(degrees) 51' West for a distance of 425.5 feet to a point marked by an iron pipe on the Southeasterly line of the right way of Spokane, Portland and Seattle Railway Company which is 50 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is 2,517.7 feet distant South 21(degrees) 09' West from Point A; thence South 21(degrees) 09' West along said Southwesterly right of way line for a distance of 100.0 feet; thence North 68(degrees) 51' West distance or 25 feet; thence South 21(degrees) 09' West parallel with center ??? said railroad for a distance of 700 feet to the true point of beginning ???? that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 3: Blocks 4, 10, 11, 12 and 13, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 4: Lots 1, 2, 3, 4, 5, 6, 7, and 8, Block 7, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 5: All tide and overflow lands fronting, abutting, and lying Easterly of Parcel 2 hereinabove described.

     Parcel 6: All booms, wharfs, docks, bridges, buildings, structures, conveyors, hoists sewer and effluent discharge pipes, water mains and suction pipes, conduits, conductors, wires, and all appurtenances thereto belonging, owned by the Grantor herein lying and being Easterly of the upland portions of Parcel 2 hereinabove described.

     Parcel 7: All waterfront, riparian, boom, dock, water appropriation, and sewage or other discharge rights and privileges with respect to the river frontage lying and being Easterly of the upland portion of Parcel 2 hereinabove described.

     Parcel 8: All walk or driveways, conveyors, sewer and effluent pipes, culverts, water mains, conduits, conductors, wins, trackage, and all appurtenances thereto belonging, under, upon, over, and across the railroad right of way lying between Parcel 1 and Parcel 2 hereinabove described.

     Parcel 9: All rights of the Grantor hereinunder that certain indenture dated August 10, 1931 and recorded May 7, 1932, in Book 54, at page 260, Deed Records of said Columbia County, between Chas. R. McCormick Lumber Co. of Delaware and St. Helens Pulp and Paper Company.

     Parcel 10: All and any other property, rights, licenses, privileges, permits, easements, and rights of way, not enumerated above, acquired by the Grantor herein or its predecessors in interest, in connection with the use, ownership, or possession of the lands described in Parcel 1 and Parcel 2 hereinabove a described.


Excepting therefrom the following described parcels of property:

Parcel 1

     Beginning at the intersection of the South line of the H.M. Knighton Donation Land Claim with the Southerly extension of the West line of Block 70, St. Helens, as per plat on file and of record in the Clerk's office of Columbia County, Oregon in Section 1, Township 4 North, Range 1 West, Willamette Meridian, Columbia County, Oregon, said point being the Northwest corner of the first parcel described in the City of St. Helens tract in Deed Book 177 at page 23. Deed Records of Columbia County Oregon: thence along the Westerly line of said City of St. Helens tract South 53(degrees) 53' East a distance of 451.03 feet: thence South 8(degrees) 19' West a distance of 590.38 feet to the South line of Section 3, a distance of 219.26 feet; thence leaving said Westerly line of the City of St. Helens tract North 45(degrees)07'53" West a distance of 79.28 feet; thence North 36(degrees)41'53" West a distance of 322.77 feet; thence North 28(degrees)51'40" East a distance of 220.50 feet; thence North 29(degrees)12'47" East a distance of 119.37 feet to a point on the Southerly extension of the East line of Block 85, St. Helens; thence North 16(degrees)57'23" West along said Southerly extension of the East line of Block 85 a distance of 208.12 feet to said South line of said H.M. Knighton Donation Land Claim; thence North 71(degrees)30' East along said South line of the H.M. Knighton Donation Land Claim a distance of 80.03 feet to the True Point of Beginning. CONTAINING 6.86 acres more or less.

     Subject to and excepting all easements, reservations, restrictions and mineral rights of record.

     This conveyance shall be subject to Grantor's right of reverter as follows:

     If the property is determined by the Grantee or any successor fire protection provider to be excess property or is not used for fire related purposes for a period of three (3) years, and there are no written development plans to use or continue to use the property for a fire training site or other fire prevention or



Bargain and Sale Deed with Right of Reverter - 1

Parcel 2

     Beginning at the point of intersection with the Northwesterly right-of-way line of the S.P. & S. Railroad and the Northwesterly line of Government Lot 4 in Section 3, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon; thence Southwesterly along the Northwesterly line of said Government Lot 4 and Northwesterly line of Government Lot 6 of said
     Section 3, 1,352.93 feet to the intersection of the prolongation Southeasterly of the Northeasterly right-of-way line of 9th Street and the Northwesterly line of said Government Lot 6; thence South 55(degrees)59' East, 451.03 feet; thence South 8(degrees)19' West 593.09 feet to the South line of said Section 3; thence West along the South line of said Section 3, 300 feet; thence South 210091 West, 226.63 feet; thence South 68(degrees)51' East, 750 feet to the Northwesterly right-of-way line of said S.P. & S. Railroad; thence North 21(degrees)09' East along the Northwesterly right-of-way line of said S.P. & S. Railroad right-of-way, 1,876.84 feet to the point of beginning; and

     Part of Lot 1, Section 10, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon described as follows:

     Beginning at the Northeast corner of Tract 9-2 conveyed to St. Helens Paper Corporation, a Delaware corporation, by deed recorded May 7, 1964 in Book 154, page 896, Deed Records of Columbia County, Oregon; thence South 21(degrees)09' West, 100.86 feet; thence South 41(degrees)42' West, 128.16 feet; thence South 21(degrees)09' West 84 feet; thence North 68(degrees)51' West, 415 feet; thence North 21(degrees)09' East 304.86 feet to the Northwesterly line of said Tract 9-2; thence South 68(degrees)51' East along the Northwesterly line of said Tract 9-2, 460 feet to the point of beginning

Subject to:

     1. Right, title and interest of the State of Oregon in and to that portion of the above premises lying between ordinary high and low water.

     2. The rights of fishing, navigation and commerce in the State of Oregon, the Federal Government and the public in and to that portion thereof lying below the ordinary high water mark of the Columbia River.

     3. A slope easement from St. Helens Pulp and Paper Co., an Oregon corporation, to Chas. R. McCormick Lumber Co., of Delaware, a Delaware corporation, recorded May 7, 1932 in book 54, page 260, Deed Records of Columbia County, Oregon.

                                   FLOOR PLAN

                               [GRAPHIC OMITTED]

                                                                        11/12/92
                                                                     7:00 am EST

                                   EXHIBIT C

                COSTING/BILLING METHOD AT ST. HELENS PAPER MILL


1. All costs are initially accumulated by responsibility/ department area and by specific accounts within those areas. Costs charged to #3 paper machine will begin with the effective date of this Agreement, beginning with the start of day shift at 7:00 a.m., with the first and last month charges to be on a pro rata basis determined as a percentage of calendar days for the month which the Agreement is in force except for those charges which can be specifically determined in which event the actual charges will be used.

     All costs will be exclusively designated as direct, indirect, capital, or excluded, as defined in this exhibit. No indirect or excluded cost will become a direct cost unless American Tissue consents thereto. American Tissue's consent must be first secured for any new cost account which Boise Cascade shall desire to charge directly to the #3 paper machine, which consent shall not be unreasonably withheld.

2. Direct costs are defined as those costs which can be directly and exclusively attributed to #3 paper machine and the Real Property, as defined in this Agreement. Those costs include pulp and other direct costs.

     A. Pulp - See exhibit E for price formula. Volume consumed by #3 paper machine to be calculated by scale weight of paper produced, less weight for finishing materials, less weight of additives retained in the sheet, less moisture content in finished paper, plus 2% paper machine sewer loss, divided by .90 to convert to air dry tons of pulp consumed less the air dry weight (determined by mill scales) of pulp and/or converting waste furnished by American Tissue and used in the #3 paper machine. The split between long fiber and blend is to be determined by stock preparation records. Additive retention and moisture are determined by instrument measurement and tests. Finishing materials will be calculated monthly according to finishing and/or #3 paper machine department records, purchases and physical inventory.

          Boise Cascade believes this to be the most accurate method to determine pulp volume. If American Tissue desires to use a more accurate alternative method to calculate and/or measure pulp volume, including any or all of the components used to calculate pulp volume, including but not limited to sewer loss determination, it will be used if Boise Cascade consents, which consent will not be unreasonably withheld, and provided American Tissue agrees to pay any additional costs associated, with using such methods.

     B. Other Direct Costs - in addition to pulp, these are all costs directly and exclusively attributable to #3 paper machine and will be directly charged to the operations of #3 Paper Machine. Such costs are:

     o Labor accounts, including load, which are directly and exclusively attributable to the #3 paper machine.

     o Maintenance labor for hours performed on #3 paper machine at a charge out rate that includes an appropriate share of unallocated labor, material and maintenance department costs which are not directly charged to other departments.

     o Operating supplies - clothinq, roll covers, chemicals, lubricants and other supplies.

     o    Maintenance materials - as directly charged.

     o    Contract maintenance - as directly charged.

     o Professional fees - external technical support, including programming, if necessary.

     o Other expenses - memberships, publications, travel for crew and staff of machine and related expenses, meetings.

     Included in direct costs will be direct consumptions of:

     o    Dyes for H-3 and chemicals, per stock preparation records.

     o    Fuel (natural gas or propane) - metered x mill rate.

     o Steam - metered steam x cost/1000 lbs. as determined as average power boiler steam by mill records.

     o Power - metered x mill rate. Should Boise Cascade elect to construct an electrical power generation facility at or for the St. Helens mill, power will be charged to the #3 paper machine at the rate applicable to continuing external power purchaser at the mill. If there are no external purchases the rate will be set at the large industrial contract rate of the local utility.

          American Tissue may purchase power from outside sources to the extent permitted under Boise Cascade's then current contractual arrangements.

          American Tissue is responsible to provide production and product delivery scheduling services and will bear the costs of such services as well as any outbound freight and any other costs incurred after delivery of product to the carrier at the mill loading dock.

3. Indirect Costs-These are costs which cannot be directly attributed to #3 paper machine but are costs which #3 paper machine will share with other mill areas. These indirect costs are for the departments and activities as listed in exhibit 2A as defined by example in the St. Helens mill responsibility statements, examples of which are attached as exhibit 2B.

     #3 paper machine charges for indirect costs will be billed monthly at a rate of 13.8% for those departments involved with activities directly associated with only the paper machine operations in the mill and not exclusively associated with any single machine, and are: stock preparation, paper machine general, finishing, warehousing, and shipping as listed in exhibits 2A and 2B. These indirect costs shall be for total operating costs, except for stock preparation indirect charges, which shall be only for costs which are not variable, as variable stock preparation costs will be direct charged to the machines. Should American Tissue choose to provide facilities to allow direct charges for finishing, warehousing, and/or shipping, the allocated indirect costs for such specific activities which become direct will be eliminated and replaced by direct charges.

     #3 paper machine charges for indirect costs will be billed monthly at a rate of 6.0% for those departments and activities associated with general mill operations, but not directly attributable to any specific production area. This 6.0% allocation applies to all departments and activities as listed in exhibits 2A and 2B, except those which are identified in the preceding paragraph as indirect costs associated with only the paper machine operations. This includes total costs as defined by exhibit 2B except for burden; no depreciation will be charged for existing facilities in place as of the date of this Agreement. Depreciation charges for new capital assets is defined in the third paragraph of item 4 below. All real estate taxes shall include any real estate taxes, including taxes related to the Paper Machine whether assessed as real property or personal property, as billed to either or both American Tissue and Boise cascade for assets at the St. Helen's site and at all times be deemed indirect costs with the 6% rate applicable thereto. If Boise Cascade shall add any new facility which causes a definable material, increase in indirect costs, the percent of indirect costs payable by American Tissue will be appropriately adjusted. This shall not apply to modifications or improvements of existing facilities.

4. Capital Costs - The owners of the #3 paper machine will be directly responsible for any capital improvements or capital repairs to the #3 paper machine, the building which houses the #3 paper machine, and any equipment or facility modifications which are directly attributable to the #3 paper machine. Boise Cascade shall provide mill utility services including steam, power, water, air, and pollution control, to be available at required levels for the #3 paper machine in its current configuration as of the date of this Agreement. Boise Cascade shall make reasonable efforts to supply additional services as may be requested by American Tissue in connection with any capital modification or otherwise, but any capital costs required to provide such additional services shall be the responsibility of American Tissue as a direct cost. Any capital repairs or improvements made directly to the #3 paper machine shall be the property of American Tissue.

     Boise Cascade may, but shall not be obligated to, provide engineering support for feasibility studies, capital estimates, or project management as requested by American Tissue. These services will be charged directly to American Tissue, with Boise Cascade employee time billed at a rate equivalent to that charged to its own capital projects Any capital estimates performed by Boise Cascade are not warranted as to their accuracy.

     Depreciation for capital costs incurred subsequent to the date of this Agreement for any of the departments or activities as described in Exhibit 2A will be added to the cost of such department or activity and charged to the #3 paper machine as described in Exhibit C, paragraph 3. The capital costs will not otherwise be passed on to American Tissue.

5. Excluded Costs-Excluded costs are for departments that are directly and exclusively associated with the pulp mill, or the fine paper machines or new facilities which do not directly or indirectly benefit #3 paper machine, or which do not otherwise directly or indirectly benefit the maintenance, use and operation of the #3 paper machine. Excluded costs will not be charged to #3 paper machine.

     Boise Cascade makes no representation, warranty or covenant that the costs described in Exhibit 2A and set forth in the responsibility statements in
     Exhibit 2B bear any relationship to costs that may be incurred in the future. The costs set forth in the responsibility statement are for illustrative purposes only. In no event will any cost charged to American Tissue be duplicative.

                                   EXHIBIT 2A
                 COSTING/BILLING METHOD AT ST. HELENS PAPER MILL

The description of costs and services as described in this exhibit are for illustrative purposes only and are not intended to completely encompass or describe each charge to be allocated to the applicable area. Other miscellaneous charges as generally described in exhibit 2B are accumulated in the department cost centers and will be allocated to the #3 paper machine as indirect costs at the appropriate percentage as defined for that cost center in each case consistent with the provisions of Exhibit C.


AREA/COST CENTER                   SERVICE

Stock Prep (13.8%)                 Preparation of pulp to headbox, addition of
                                   necessary chemicals/additives and proper consistency, as well as color dyes as required.

PM General (13.8%)                 Costs associated with the general operations
                                   of the paper machine, but not specific to any one machine.

Roll                               Preparation of rolls for shipping, wrapping,
Finishing (13.8%)                  labeling.

Shipping (13.8%)                   Storage and handling, as well as placing in
                                   truck/pig (i.e. TOFC or COFC) for shipment of product.

Power                              Electrical demand, substation lease,
Distribution (6.0%)                maintenance costs, and miscellaneous costs.
                                   Variable power costs will be metered and direct billed to #3 paper machine as defined in Exhibit C.

Pollution (6.0%)                   Treatment of paper machine waste water and
                                   associated solids load from machine services.
                                   Landfill operating and maintenance costs.

Technical (6.0%)                   Costs for managing waste systems, air, water,
                                   and landfill. Testing, monitoring and general compliance to control orders. Analytical support for mill process control and improvements. Technical issues.

AREA/COST CENTER                   SERVICE

Quality
Services (6.0%)                    Testing of product qualities to standards.

Engineering                        Capital spending management, management of
Services/ Energy                   mill processes and physical assets.
Management (6.0%)                  Recommendations for improvements,
                                   replacements and upgrades to facilities as required. Project management. Includes operating expenses, whereas costs for capital projects are directly charged to the capital cost of such projects.

Purchasing/ Stores                 Provide the mill with all goods and services
(6.0%)                             as necessary to operate, including raw
                                   materials, maintenance materials, and
                                   supplies.

Yard (6.0%)                        General mill appearance, cleanup, and general
                                   work around mill, but not for any specific department. Includes maintenance of grounds, roads, and other general site areas.

Human                              Hiring, firing, personnel management, fringe
Resources (6.0%)                   benefits management, labor negotiations,
                                   communications management, recruiting,
                                   training, safety, employee selections,
                                   workmen's compensation

Controller (6.0%)                  Processing of payroll, accounts payable,
                                   budgets, financial reporting.

Data                               Financial computer, supplies and maintenance
Processing (6.0%)                  for the IBM AS 400.

Mill                               Loaded administrative salaries, engineering
Manager/Salaried                   studies, mill managers office expenses,
SG&A(6.0%)                         regulatory fines.

Process                            Staff costs and outside consultant/contractor
Control (6.0%)                     costs to maintain and improve mill process
                                   controls.

Taxes (6.0%)                       Property taxes

Insurance (6.0%)                   Boiler machinery, fire, accident, liability,
                                   and business interruption. Specific
                                   provisions for insurance coverage are defined in Exhibit F.

Operating                          Loaded salaries for operating staff.
Salaries (6.0%)

                                    EXHIBIT E

1.   QUANTITY. Subject to the terms and conditions hereof:

     (a) Each calendar year commencing with 1993, American Tissue is required to purchase a minimum of 35,000 short air dry tons ("SADT") of Boise Cascade's St. Helens mill's pulp per year ("Pulp") and a minimum of 2,500 SADT per calendar month.

     (b) Each calendar year commencing with 1993, Boise Cascade is required to have available to American Tissue up to 45,000 SADT of Pulp and a minimum of 4,000 SADT available in any calendar month.

     (c) Boise Cascade is required to have available to American Tissue no less than 20 tons per day of a pulp product generally known as "Blend" (or "Blended Pulp") which is produced from a combination of wood chips and sawdust. Amounts of Blend over 20 tons will be provided to American Tissue only if available.

     (d) From the date of this Agreement through December 31, 1992, Boise Cascade will sell and American Tissue will buy an amount of Pulp equal to volumes and blend fibre mix consistent with the above amounts, pro-rated, and also consistent with orders that Boise Cascade now has.

2. PULP SPECIFICATIONS. St. Helens pulp is provided in two forms, as "long fiber" and "Blend". St. Helens Pulp specifications are as follows:

     Brightness -- 84 GE, minimum 81 / for "Blend" and "long fiber"

     Strength - 1% CED Viscosity
     ---------------------------
     "Long Fiber" --      130+ average; minimum 70
     "Blend"--            30+ average, minimum 20

     Dirt
     ----
     Shives -- "long fiber" as 10 ppm maximum
               "Blend" -- 10 ppm maximum

     Specks -- "long fiber" -- 15 ppm maximum
               "Blend" -- 30 ppm maximum

3.   PRICE.

     (a) The "long fiber" pulp price shall be calculated by taking the weighted average U.S. and Canadian selling price per SADT for Northern Softwood Market Pulp as produced at Boise Cascade's Wallula Wash mill for the calendar month less any applicable freight, cash discounts, and broker fees, then subtracting incremental drying costs for Wallula Market pulp, all calculated based on the weighted average SADT cost per ton for that month. Incremental drying costs are defined as all steam and electricity used directly for pulp drying together with market pulp baling materials and 10% of Daily and Annual Costs per ton (a/k/a Fixed Costs associated with the pulp drying equipment at Wallula), as calculated at the Wallula mill in accordance with general mill accounting standards. For "blend" pulp, American Tissue shall pay to Boise Cascade for each ton furnished an amount equal to 90% of the price of "long fiber" pulp.

     (b) Payment will be made on or before the last day of each month against the invoice for the immediately preceding month which shall be received by American Tissue no later than the 10th day of the month payment is due.

     (c) Should Wallula cease U.S. and Canadian sales of pulp, the parties will meet to agree to a market value indicator. Should the parties be unable to reach agreement for any reason, each party shall select an arbitrator, who shall in turn between them select one more. The three arbitrators shall determine a pricing methodology to calculate the price of Pulp*. The arbitrators shall have the following minimum qualifications: Individuals with generally accepted expertise in the pulp and paper industry.

          * such that the price to be paid by American Tissue under the new pricing methodology is consistent with the price that would have been paid had sales continued.

4.   WEIGHT AND MOISTURE

     See Exhibit C.

5.   LIABILITY

     The liability of Boise Cascade arising from delivery of Pulp which is defective shall be limited to the cost or replacing such Pulp to American Tissue, plus one-half of out-of-pocket freight costs incurred by American Tissue as a result of the defective Pulp, plus Direct Costs and Indirect Costs associated with production of tissue rejected by American Tissue's customers as a result of the detective pulp.

6.   QUALITY

     Boise Cascade warrants that the quality of the Pulp delivered hereunder will be with the Pulp specifications set forth in paragraph 2 of this Exhibit E and will be fit for the purpose of producing paper consistent with the grades and specifications heretofore produced on the No. 3 Paper Machine at St. Helens (see Exhibit P). THE FOREGOING

WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES CONCERNING THE QUALITY OF THE PULP (WHETHER WRITTEN, ORAL, OR IMPLIED) INCLUDING WARRANTY OF MERCHANTABILITY IN OTHER RESPECTS THAN EXPRESSLY SET FORTH ABOVE AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                    EXHIBIT F

                             Insurance Requirements

     A. Boise Cascade's Obligation to Provide Insurance. Boise Cascade shall provide for workers' compensation insurance as required by the laws of the state of Oregon for each employee of Boise Cascade. Boise Cascade shall maintain a commercial general liability policy, in the amount of $2 million, with American Tissue named as an additional insured. Boise Cascade shall maintain a fire and extended coverage insurance policy or an all-risk insurance policy in an amount equal to the new replacement cost of the Paper Machine and the Real Property, which policy may, at Boise Cascade's option, be a part of a policy covering all of Boise Cascade's property at the St. Helens mill. Proceeds from the policy (or any policy obtained by American Tissue) with respect to loss or damage to the Paper Machine or the Real Property shall be applied to repair, replace, or rebuild the Paper Machine and the Real Property. The deductible portion of the property insurance procured by Boise Cascade shall be for the account of American Tissue, and American Tissue shall have no claim against Boise Cascade with respect to the deductible. The deductible with respect to the Paper Machine and the Real Property shall be no greater than $2,000,000.00 (which may be adjusted upward by Boise Cascade from time to time consistent with its insurance for other Mill property), except that the deductible shall be reduced to no more than $500,000.00 with respect to the Paper Machine and Real Property at the time that Boise Cascade shall be subordinated pursuant to Section 4 hereof; American Tissue shall be billed as a Direct Cost for any additional premium paid by Boise Cascade to reduce the deductible on the Paper Machine and the Real Property to $500,000.00. If a loss occurs which affects the Paper Machine or Real Property and the Mill, the deductible shall be prorated between Boise Cascade and American Tissue in proportion to the loss suffered to the Mill on the one hand, and to the Paper Machine and the Real Property on the other hand; provided that American Tissue's proportionate share of the deductible shall not exceed the then applicable deductible amount set forth in the preceding sentence. American Tissue shall have the option at any time to obtain its own property insurance with coverages reasonably acceptable to Boise Cascade and with a deductible consistent with the previous provisions. Boise Cascade shall be given a certificate of insurance with respect to the policy and shall be named as a loss payee as its interests may appear. Each party waives any claim against the other party with respect to damage or liability to the other party's property; there shall be no subrogated claim by either party's insurance carrier against the other party.

B. Insurance Procurement Obligations of American Tissue. American Tissue shall provide for workers' compensation insurance as required by the laws of the state of Oregon for each employee of American Tissue. American Tissue shall require each contractor hired by it, and all of their respective subcontractors, to provide a full indemnity running in favor of American Tissue and Boise Cascade to protect, indemnify, and hold American Tissue and Boise Cascade harmless from and against any and all claims, demands, and causes of action, including reasonable attorneys' fees of any nature whatsoever, for injury or death of persons or loss of or damage to property occurring on the St. Helens mill property or in any manner growing out of or connected with the indemnifying party's work except damage or injury occasioned by the sole negligence of Boise Cascade or American Tissue. In addition, each contract entered into between American Tissue and a contractor and any of their respective subcontractors with respect to any work performed on the Paper Machine or the Real Property shall contain, in substance, provisions which are no less favorable to Boise Cascade and American Tissue than the following insurance provisions, and American Tissue shall provide the necessary administrative functions to ensure the insurance provisions are complied with by the contractors and subcontractors:

     _.0 INSURANCE.

          _.1 Contractor's Liability Insurance. During the performance of the Work, contractor, at its cost and expense, shall purchase and maintain the insurance set forth in this section. The insurance shall be purchased and maintained in companies reasonably acceptable to American Tissue and Boise Cascade and shall be primary with no right of contribution.

          _.1.1 Workers' Compensation and Employers' Liability. Workers' Compensation insurance shall be provided as required by the law of the state of Oregon. Employers' Liability insurance shall be provided in amounts not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 policy limit for bodily injury by disease, and $1,000,000 for each employee for bodily injury by disease.

          _.1.2 General Liability. Contractor shall maintain a Commercial General Liability (Occurrence) policy, which policy shall include coverage for premises and operations, products and completed operations, contractual liability, broad form property damage, including completed operations, explosion, collapse and underground hazards, and personal injury liability. The policy shall have a combined single limit for bodily injury and property damage of $5,000,000 each occurrence; $5,000,000 for personal injury liability; $5,000,000 aggregate for products/completed operations; and $5,000,000 general aggregate.

          .1.3 Automobile Liability, contractor shall maintain an Automobile Liability policy with a combined single limit for bodily injury and property damage of not less than $5,000,000 for each accident. The policy shall cover all owned, hired, and nonowned automobiles used in the performance of the Work and shall include coverage for Automobile Contractual Liability.

     _.2 Insurance Certificate. Contractor shall not be permitted to begin Work without first delivering to American Tissue and Boise Cascade certificates from Contractor's insurers evidencing the above-referenced coverage and:

          _2.1 Except for the coverage provided pursuant to subsection -.1.1, shall name American Tissue and Boise Cascade, and their respective subsidiaries, affiliates, directors, officers, and employees as additional insureds with respect to liability or any claims of liability arising out of the Work performed by contractor that affords the additional insureds the same coverage as if the additional insureds were the named insured, including coverage for the joint or sole negligence of the additional insureds. The parties intend this provision to be a waiver of immunity under any applicable Workers' Compensation laws to the extent permitted by law;

          _.2.2 shall provide on its face that the policies it represents will not be terminated, amended, or allowed to expire without 30 days' prior written notice to American Tissue and Boise Cascade; and

          _.2.3 Shall provide on its face that the policies it represents contain a severability of interests clause, generally providing, "the insurance afforded applies separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the company's liability."

     _.3 Contractor's Property Insurance. During the performance of the Work, Contractor shall procure and maintain fire and extended coverage property damage insurance covering the full insurable value of all of the tools and equipment used in the performance of the Work, whether located at the site or at some other location. Contractor shall also require its Subcontractors to carry such insurance.

     _.4 Deductibles. Contractor may purchase the above required insurance policies with such reasonable deductibles as it may elect; provided that losses not covered by reason of such deductible shall be for the account of Contractor.

     _.5 Parties' Waiver of Insured Claims. Contractor waives any and all rights that Contractor might have against American Tissue or Boise Cascade to recover all or part of any loss or damage insured or insurable by the insurance policies carried or required to be carried by Contractor. Contractor shall require Subcontractors and sub-subcontractors to provide similar waivers each in favor of all other parties enumerated in this subsection _.5.

     If American Tissue shall pert on any work on the Paper Machine or the Real Property, American Tissue shall have the same obligations with respect to indemnity and insurance

(which insurance shall state that it is primary to any insurance provided by Boise Cascade) as imposed on a Contractor pursuant to this Exhibit F. Boise Cascade may increase the insurance amounts required from time to time to adjust for inflation.

                                   EXHIBIT G

                              WAREHOUSE SITE LEASE


     THIS WAREHOUSE SITE LEASE ("Lease") is made and entered into by and between BOISE CASCADE CORPORATION, a Delaware corporation ("Lessor"), and AMERICAN TISSUE MILLS OF OREGON, INC., a New York corporation ("Lessee")

                                   WITNESSETH:

     WHEREAS, Lessor and Lessee have previously entered into an Agreement dated November 23, 1992, ("Main Agreement") regarding the No. 3 Paper Machine located at the St. Helens, Oregon, pulp and paper mill operated by Lessor; and

     WHEREAS, Lessor is the owner of certain real property located in Columbia County, state of Oregon; and

     WHEREAS, Lessee has exercised its option in accordance with Section 28 of the Main Agreement to lease the Premises (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

     1. Premises. Lessor hereby leases to Lessee and Lessee hereby hires from Lessor those certain premises located in Columbia County, Oregon, more particularly described on Exhibit 1 attached hereto and by this reference made a part hereof ("Premises").

     2. Main Agreement. This Lease shall be construed consistently with the terms and conditions of the Main Agreement, certain of which are referred to herein. Capitalized terms not defined herein shall have the same meanings as set forth in the Main Agreement.

     3. Term. The term of this Lease shall be for a period commencing the day and year determined pursuant to Section 28 of the vain Agreement and terminating on the date of expiration or earlier termination of the Main Agreement.

     4. Rental. During the ten of this Lease, Lessee shall pay to Lessor the sum of $10.00 per month as rental for the Premises, said payments to be made monthly on the 15th day of each month during the term of this Lease. Additionally, all Direct Costs and Capital Costs attributable to the use, operation, and maintenance of the Premises and any improvements thereon shall be paid to Lessor by Lessee subject to and in accordance with the applicable tens of the Main Agreement.

     5. Use and Maintenance of Premises. Lessor acknowledges that Lessee intends to utilize the Premises to build and maintain a storage, shipping and/or finishing facility and offices incidental thereto and Lessor hereby consents to such use by Lessee, subject to the terms and conditions hereinafter set forth. The Premises shall not be used for any other purpose whatsoever. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, nor allow or cause said Premises to be used for any unlawful purpose. The use, operation and maintenance of the Premises shall be subject to and in accordance with the applicable terms of the Main Agreement. Lessee shall be solely responsible for the cost and expense of all repairs required, both structural and nonstructural, and for the maintenance of the buildings or other improvements now on or hereafter placed on the Premises covered by this Lease (collectively, the "Building"). Additionally, Lessee shall remove and relocate the buildings, underground utilities, and other improvements existing on the Premises as of the date of the Main Agreement to the extent required and shall be responsible for all costs and expenses related thereto. Any building and other improvements made to the Premises after the date of the Main Agreement shall be removed by Lessor, at Lessor's sole cost and expense, at or about the date of commencement of this Lease. Additionally, all repairs, maintenance, and improvements to the Building shall be scheduled so as to minimize disruption to Lessor's operations.

     6. Condition of Premises. Lessee hereby acknowledges that it has inspected the Premises, knows the condition thereof, and is entering into this Lease for the occupancy of the Premises with full knowledge of the condition of the Premises. Except as otherwise set forth herein, Lessor makes no further warranty or representation as to the condition of the Premises or their fitness for use by Lessee. Lessee shall be responsible for and shall obtain all permits and licenses required for its use of the Premises and construction of the Building.

     7. Representations. Lessor and Lessee acknowledge that the applicable representations and covenants contained in subsections 5(d) and 5(e) of the Main Agreement shall apply with equal force to the Premises and this Lease and are specifically incorporated herein by reference.

     8. Laws and Regulations. Lessee shall comply with all federal, state, and local laws, rules, and regulations relating to the use and occupancy of the Premises and construction of the Building.

     9. Liens and Encumbrances. Lessee shall not take any affirmative action to create or suffer any lien or encumbrance to remain against the Premises or the Building undischarged as of record by bonding or otherwise for a period in excess of 30 days following Lessee's receipt of notice of any such lien or encumbrance.

     10. Utilities. Lessee shall assume and pay for the installation and hookup of all utilities and all utility services provided to the Building. Lessee shall be responsible for any and all costs associated with the use of the Building, including any costs for reconnecting or rerouting any utilities required as a result of Lessee's use of the Building.

     11. Insurance. The applicable insurance provisions of the Main Agreement relating to the Real Property shall apply to this Lease; provided however, Lessee shall, at all times during the term of this Lease, at its own cost and expense, maintain fire and extended coverage insurance in an amount equal to new replacement cost of the Building. Lessor shall not be liable to Lessee for any loss or damage to Lessee's property, which is required to be covered by insurance as provided in this Lease, and there shall be no subrogated claim by Lessee's insurance carrier against Lessor.

     12. Removal of Property. At any time during the tea of this Lease, Lessee may remove its furnishings, equipment, and other personal property from the Premises, provided that Lessee shall reimburse Lessor for the cost of repairing any damage to the Premises caused by such removal. Lessee shall not remove any other property, including the warehouse or associated conveyance systems during the term or at the termination of this Lease. All personal property not removed from the Premises within 30 days from the date of expiration of this Lease shall become the sole property of Lessor.

     13. Inspection. Lessor shall have the right to inspect the Premises and the Building at all reasonable times and places for whatever purpose reasonably deemed necessary or reasonable by Lessor.

     14. Default. In the event Lessee fails to perform any of the material terms, provisions, or conditions contained in this Lease on its part to be performed as and when required to be performed, Lessor shall give notice to Lessee in writing specifying the default; and in the event Lessee shall fail, refuse, or neglect to correct said default within 30 days from the date of mailing of the notice of said default, then Lessor shall have the right, at its sole option, to terminate this Lease and to expel Lessee from the Premises and retake possession and exercise any other remedy provided by law; provided, however, that in the event a non-monetary default cannot be cured by the exercise of reasonable diligence within such period of 30 days, no such termination shall be effective if Lessee shall commence, within such 30-day period, the steps necessary to cure such default and shall thereafter proceed with reasonable diligence to complete the steps necessary to cure such default. The 30-day notice period shall be reduced to 10 days in the case of a monetary default. Any default of a material provision of this Lease by Lessee shall also constitute a default of the Main Agreement.

     15. Assignment. Lessee shall have the same right to assign this Lease as it has to assign the Main Agreement.

     16. Improvements. Lessee shall not make any improvements to the Premises without first providing Lessor with prior written notice. Any improvements to the Premises shall be subject to Lessor's consent to detailed plans and specifications. Such consent shall not be unreasonably withheld or delayed. Lessee shall be responsible for obtaining all applicable permits and approvals for any improvements. Lessor shall cooperate with Lessee in connection with Lessee's improvement of the Premises. Any improvement by Lessee shall not materially interfere with Lessor's access to Lessor's No. 4 Paper Machine.

     17. Easement. During the term of this Lease, Lessor hereby grants to Lessee a right of ingress and egress to the Premises. Lessee hereby grants to Lessor a right of ingress and egress through the Premises and the Building to the extent same is required by Lessor's reasonable business needs. Lessee shall in no way interfere with Lessor's unrestricted access to the No. 4 Paper Machine building underneath the second floor conveyance system which will be connecting the No. 3 Paper Machine to the Premises.

     18. Miscellaneous. The terms and conditions contained in Sections 20 through 26 and 29 through 31 of the Main Agreement are specifically incorporated herein and made a part hereof.

                                   EXHIBIT 1

                                   FLOOR PLAN

                               [GRAPHIC OMITTED]

Exhibit H

                                                                          [LOGO]
General Offices                                        Boise Cascade Corporation

One Jefferson Square
P.O. Box 50
Boise, Idaho 83728-0001
208/384-6161
Fax: 208/384-7298
Telex: 170 362 VIA TRT


October 20, 1992

Kenneth Koplik, president
Koplik Paper Associates
505 Park Avenue
New York City, NY 10022

Subject: Fee Arrangement

Dear Ken:

This letter will serve as our agreement with you concerning your assistance in identifying American Tissue Corporation as a potential purchaser for Boise Cascade Corporation's No. 3 tissue machine ("Paper Machine") located in our St. Helens, Oregon, mill.

1. Should American Tissue purchase the Paper Machine on or before December 31, 1992, your fee is $250,000.

2. The fee will be earned at closing and shall be due and payable immediately thereafter.

3. Should American Tissue not purchase the Paper Machine, no fee shall be payable to you.

4. If any dispute shall arise between you and Boise Cascade which results in litigation, the prevailing party in such litigation, as determined by the court, shall be entitled to an award of reasonable attorneys' fees in an amount determined by the court.

5. You shall not at any time represent to any person that you have any power or authority to enter into a contract, agreement, lease, or other instrument binding or obligating Boise Cascade to sell or lease the Paper Machine on any terms or conditions, and nothing herein shall be construed to authorize or empower you to bind or obligate Boise Cascade. You shall not at any time represent to any person that you have any authority to obligate Boise Cascade to pay to any person any fee or commission on account of any sale or lease of the paper

Page 2
October 20, 1992


     Machine procured by such person, and nothing herein shall be construed to authorize or empower you to so bind or obligate Boise Cascade. You shall not at any time make any representations or warranties with regard to the Paper Machine to any person, and nothing herein shall be construed to authorize or empower you to so bind or obligate Boise Cascade.

If the foregoing terms are acceptable to you, please sign the enclosed copy of this letter and return it to Boise Cascade at the address set forth on this letterhead, directed to attention.

Very truly yours,

BOISE CASCADE CORPORATION

/s/ Tom Carlile

Tom Carlile
Director, Finance & Planning
White Paper Division

CFW/CW21012A


AGREED TO AND ACCEPTED this 26th day of October, 1992.



/s/ Kenneth Koplik
--------------------
Kenneth Koplik
President

                                    EXHIBIT I

                                 PROMISSORY NOTE

$4,000,000.00                                                  November 23, 1992

     American Tissue Mills of Oregon, Inc. ("Maker") promises to pay to the order of Boise Cascade Corporation ("Payee") at Boise, Idaho, the principal amount of $4,000,000.00, together with interest on the unpaid principal balance hereof from time to time outstanding calculated at the annual interest rate set forth below from November 23, 1992, until said principal amount is paid in full as set forth below.

     For the first six months beginning on the date of this promissory note, interest only on the principal balance hereof shall be payable by Maker monthly, in arrears, with the annual rate of interest calculated at the Prime Rate plus 1%. Prime Rate is defined as the "base rate on corporate loans as posted by at least 75% of the nation's 30 largest banks" as quoted by the next edition of the Wall Street Journal immediately following the Reference Date (hereinafter defined). Such monthly interest only payments shall commence on the date which is one month from the date hereof and shall continue monthly thereafter through and including the date which is six months from the date hereof, for a total of six such monthly payments of interest only.

     Commencing on the date which is seven months from the date hereof, and continuing monthly thereafter through and including the date which is twenty-nine months from the date hereof, Maker shall make monthly payments in reduction of principal of $83,000.00 each, together with interest on the unpaid principal balance of this note from time to time outstanding, calculated at the annual interest rate equal to the Prime Rate plus 3%.

     The Prime Rate is reset monthly. The date on which the Prime Rate is set for each monthly installment payable hereunder (Reference Date) is the first day of the monthly period for which such installment is due. If the Reference Date is not a banking day, the next preceeding banking day shall be the Reference Date. Any sum received hereunder shall be allocated first to accrued and unpaid interest and then to the unpaid principal balance hereof.

     The entire unpaid principal balance hereof, together with all accrued, unpaid interest thereon, shall be paid in full on the date which is thirty months after the date of this note.

     Maker shall have the right to prepay this note in whole or in part at any time(s) without penalty or premium.

     This Note is secured by a grant of a security interest pursuant to an agreement of even date herewith between Maker and Payee, and it is agreed that in the case of default in the payment of any monthly installment of principal or interest due under this note after ten days' prior written notice of such default has been given by Payee to Maker by certified mail, return receipt requested, then, at the election of Payee or the then legal holder hereof (which election may be made upon notice to Maker, any time after the occurrence of said default and after the expiration of the ten-day cure period referred to above until such time as such default may be cured), the entire unpaid principal balance hereof, together with accrued unpaid interest thereon, shall at once become due and payable at the place of payment aforesaid, and in such event Maker shall pay all reasonable costs and reasonable attorneys' fees incurred by Payee in the enforcement of this note.

     Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.



                                           AMERICAN TISSUE MILLS OF
                                             OREGON, INC.


                                           By: ______________________________

                                           Title: ___________________________

                                    EXHIBIT J

                           AGREEMENT TO SELL PROPERTY


     Pursuant to the Agreement dated as of November 23, 1992 (the "Agreement"), by and between Boise Cascade Corporation ("Seller") and American Tissue Mills of Oregon, Inc. ("Purchaser"), for and in consideration of the sum of Five Million ($5,000,000.00) Dollars paid or payable to Seller, Seller does hereby bargain, sell, transfer, assign, convey and warrants to Purchaser good and marketable title, free and clear of any and all liens, restrictions, reservations, security interests (except the security interest created pursuant to Section 4 of the Agreement), claims and encumbrances, the Paper Machine described in Schedule 1 annexed hereto and made a part hereof and located on the parcel of land described in Schedule 2 annexed hereto and made a part hereof.

     This instrument shall be deemed a statutory warranty deed of equipment.

     To have and to hold the Machine onto Purchaser, its permitted successors and assigns, forever, subject to Seller's security interest and option rights under the Agreement and all other terms and conditions of the Agreement.

     If Purchaser shall abandon the Machine, in the absence of execution and delivery by Purchaser of documentation evidencing abandonment of the Machine pursuant to Section 16 of the Agreement, Purchaser shall be deemed to have given to Seller the title warranties contemplated by Sections 15 and 16 of the Agreement.

     Purchaser may not transfer any interest in the Paper Machine without complying with the requirements of Section 17 of the Agreement, including the requirement of obtaining Seller's prior written consent.

     Witness, the due execution hereof as of the 23rd day of November, 1992.


                                                  Boise Cascade Corporation


                                                  By: ________________________

                                                  Its: _______________________



JL21118B

STATE OF IDAHO   )
                 )  ss.
County of ______ )

     This instrument was acknowledged before me on ______________________, 1992, by __________________, as ______________ of Boise Cascade Corporation., a(n)
Delaware corporation.


[SEAL]
                                        ________________________________________
                                        Notary Public for Idaho
                                        My commission expires:  ________________


SELLER'S NAME AND ADDRESS:

Boise Cascade Corporation
One Jefferson Square
P0 Box 50
Boise, Idaho  83728-0001

PURCHASER'S NAME AND ADDRESS:

American Tissue Mills of Oregon,
50 Cabot Court
Hauppauge, New York 11788

AFTER RECORDING RETURN TO:

American Tissue Mills of Oregon,
50 Cabot Court
Hauppauge, New York 11788
Attn: Mr. Medhi Gabayzadeh
Executive Vice President

STATE OF OREGON    )
                   )  ss.
County of Columbia )

     I certify that the within instrument was received for record on the _____ day of ______________, 1992, at ____ o'clock __M., and recorded in book/reel/volume No. ____ on page _____ and/or as fee/file/instrument/microfilm/reception No. _____, Record of Deeds of said County.

     Witness my hand and seal of County affixed.



                                                 _______________________________
                                                 NAME                     TITLE



                                                 By: ________________, Deputy

                                   SCHEDULE 1


                           (Paper Machine Description)


See attached.

                                   SCHEDULE 2


                               (Legal Description

See attached.

                                   SCHEDULE 1

                                  NO. 3 MACHINE


     The No. 3 Paper Machine located at the Mill, more particularly described as all machinery, equipment and component parts located above the sole plate and all spare parts at the Mill relating exclusively to the No. 3 Paper Machine including, without limitation, the following:

     Beloit 258" Fourdrinier tissue paper making machine No. 3 consisting of steel air cushioned controlled flow stock inlet, 5 rectifier and distributing rolls, PH meter, wet end control panel, removable suspended fourdrinier section with 258" x 73' wire, 3 suction boxes, rubber covered wire rolls with doctors, 32" suction couch roll, 48" brass suction breast roll, 28" rubber covered pressure roll, 32" top suction press, suction roll on 32" rubber covered roll, rubber covered felt rolls, 32" rubber covered second press roll on 40" rubber covered suction roll, 3 felt guides and stretchers for 262" x 108' and 262" x 71' wet felts, press section control panel, 12' Yankee dryer, two 40" rubber covered suction pressure rolls, suction box, Beloit high velocity hood, pneumatic loaded skinning, creping and cleaning doctors, dry end control board, drum reel with 36" drum and sliding shaft, roll lowering device, reel control panel, unwind stand with direct double belt drive, pneumatic pressure device, iron carrier roll, 2-drum slitter and 252" rewinder with galvanized iron hood, pneumatic roll transfer and hoist, 21" x 40' roller bed belt conveyor, control board for rewinder, control board for transfer conveyor and hoist, pneumatic roll breaker and ejector, 3-stop holding table, together with all motors, drives, pumps, stock preparation facilities, motor generator sets, compressors, cranes, hoists, process piping, process wiring, spare parts, furniture and apparatus (including wire stringing device, skids, tables, hand tools, lockers, storage racks, miscellaneous equipment), all being located in No. 3 Machine Building; also spare parts and apparatus and equipment auxiliary to and supporting the operation of No. 3 Machine wherever the same be situated.



The following spare parts:


Reducers                                             Storage Reference Number
--------                                             ------------------------
1 - #3 Rectifier Roll                                443-29-040
1 - Head Box Rectifier Roll 1 & 2                    443-29-017
1 - #3 Saveall Repulper                              443-92-020
1 - Suction Couch Roll                               443-92-051
1 - Top & Bottom Cal Roll Dr.                        443-92-053
1 - Reel Drive                                       443-92-052
1 - Wire Turning Roll                                443-92-180
1 - Suction Press and Top Press                      443-92-057
1 - Bottom Press Roll 1st                            443-92-058
1 - Calender Drive                                   443-80-030


Pumps
-----
Semens 505 Vac. Pump


Fans
----
Wet End Hood Exhaust                                 853-26-075

Miscellaneous
-------------
Rotating Ass. For Fan Pump
Gears to rebuild Yankee Dryer gearbox
H-3 Core Cutter
Roll Wrap equipment
Spare Yankee Motor 1250HP/900 RPM Motor #1347
8 - Modified 2300 volt starter
1 - South End Motor Generator set.

Rolls
-----
1 - Yankee Dryer
1 - Couch Roll - 309/30" dia.
1 - Pressure Roll Top - 301/40" dia.
2 - Pressure Roll Bottom - 301 and 304/40" dia.
2 - Combine Cal Plane - 316 and 323/27.672 dia.
1 - #1 Wire Roll Hand-- 31003/20" dia.
1 - #2 Wire Roll Stretch - 31101/20" dia.
3 - Felt Rolls 33015, 33018 and 33103/18.750 dia.
1 - Mt. Hope Winder 7" dia.

Rolling Stock
-------------
1 - #6 Grab Truck
1 - #8 Tow Tractor
1 - #11 Tow Tractor
24 - Roll Carts (makes two trains)
1 - #3 Lift Truck

                                    SCHEDULE 2


All of that real property together with the tenements, hereditiments and appurtenances situate, lying, and being in Columbia County, State of Oregon, dounded and particularly described as follows, to-wit;

     Parcel: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 In Sections 9 and 10, Lot 7 of said Section 9, and Lots 1 and 2 of said
     Section 10, all in Township 4 North. Range 1 West of Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 7 which is 1425.31 feet distant South 19(degrees) 17' 25" West from the Southwesterly center of Block 70 in the center St. Helens, Columbia County, Oregon; thence South 68(degrees) 51' East for a distance of 174.09 feet to the most Southeasterly corner of Terrace Street in Hawley Addition to St. Helens, Oregon; thence North 29(degrees) 00' East along the most Easterly line of Terrace Street for a distance of 356.14 feet to the most Easterly corner of said Terrace Street: thence North 61(degrees) 00' West along the Northeasterly line of said Terrace Street for a distance of 420.0 feet to its intersection with the Northeasterly prolongation of the Northwesterly line of Lot 9 of Block 12, said Hawley Addition, said point of intersection being marked with an iron pipe; thence South 68(degrees) 51' East for a distance of 1,193.31 feet to a point marked by an iron pipe on the Northwesterly Line of the right of way of Spokane, Portland and Seattle Railway Company; thence South 21(degrees) 09' West along said Northwesterly right of way Line for a distance of 310.10 feet to a point which is 50 feet distant North 68(degrees) 51' West from a point on the center line of Spokane, Portland and Seattle Railway Company's railroad, which is located by beginning at the point of the intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right, Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1,270 feet to the end of said curve, and South 21(degrees) 09' West tangent to said curve for a distance of 2,827.8 feet thence South 68(degrees) 51' East for a distance of 25 feet to a point 25 feet distant Northwesterly from, when measured at right angles to, said railroad center line; thence South 21(degrees) 09' West parallel to said center line for a distance of 1,671.5 feet to a point; then South 68(degrees) 51' East a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point which is 2,191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence North 68(degrees) 51' West to said point, which is 2191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence continuing North 68(degrees) 51' West (or a distance of 1,093.3 feet to a point in the center of Milton Creek, thence Northerly along the center of said Milton Creek as follows: North 42(degrees) 15' East for a distance of 122.4 feet; North 61(degrees) East for a distance of
     292.6 feet; North 42(degrees) 47' East for a distance of

     213.6 feet; North 17(degrees) 57' West for a distance of 587.0 feet: North 37 (degrees) 22' East for a distance of 210.0 feet; North 4 (degrees) 22' East for a distance of 225.0 feet, and North 60 (degrees) 37' West for a distance of 119.1 feet to the point of intersection with the Southwesterly prolongation of the center line of Fir Street in said Hawley Addition: thence North 29(degrees) 00' East along said Southwesterly prolongation for a distance of 23.5 feet to a point on the South line of Brook Street in said Hawley Addition: thence Southeasterly along said South line of Brook Street as follows: South 61(degrees) 00' East a distance of 490.0 feet; South 29(degrees) 00' West for a distance of 50.0 feet, and South 61(degrees) 00' East for a distance of 799.02 feet to a point which is
     969.16 feet distant South 21(degrees) 09' West from the point of beginning: thence North 21(degrees) 09' East along the Southeasterly line of said Hawley Addition for a distance of 969.16 feet to the point of beginning, EXCEPT that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 2: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 in Sections 9 and 10 and Lots 1 and 2 of said Section 10, all in Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 1 which Is 2,108.59 feet distant South and
     413.1 feet distant East from the Southwesterly corner of Block 70 of the City of St. Helens, Columbia County, Oregon; thence North 68(degrees) 51' West for a distance of 25 feet to the true point of beginning of this description, said true point of beginning being also a point 25 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is located by beginning at the point of intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right; thence Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1270 feet to the end of said curve, the end of said curve being hereinafter referred to as "Point A', and thence South 21(degrees) 09' West tangent to said curve for a distance of 3,317.7 feet; thence from the true point of beginning South 21(degrees) 09' West parallel with said railroad center line for a distance of 1,171.5 feet to a point; thence North 68(degrees) 51' West a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right of way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point, hereinafter referred to as "Point B", which is 2,191.00 feet distant South 21(degrees) 09' West from a point which is 1425.1 feet distant South 19(degrees) 17'25" West from the Southwesterly corner of said Block 70 of the City of St. Helens; thence South 68(degrees) 51' East to a point on the low water line on the West bank of the Willamette Slough which is 1208.20 feet distant from Point B; thence Northerly along said low water line as follows. North 29(degrees) 53' East for a distance of 505.87 feet, thence North 30(degrees) 21' East for a distance of 700 feet, and thence North 27(degrees) 31' East for a distance of 603.70 feet to a point 389 feet distant South 68(degrees) 51' East from the true point of beginning thence South 68(degrees) 51' East for a distance of 206 feet to a point; thence North 3(degrees) 42' East for a distance of 450.3 feet to a point on the low water line or said West bank; thence North 17(degrees) 20' East along said low water line for a distance of 366.8 feet; thence * North 68(degrees) 51' West for a distance of 425.5 feet to a point marked by an iron pipe on the Southeasterly line of the right way of Spokane, Portland and Seattle Railway Company which is 50 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is 2,517.7 feet distant South 21(degrees) 09' West from Point A; thence South 21(degrees) 09' West along said Southwesterly right of way line for a distance of 100.0 feet; thence North 68(degrees) 51' West distance or 25 feet; thence South 21(degrees) 09' West parallel with center line in said railroad for a distance of 700 feet to the true point of beginning EXCEPT that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 3: Blocks 4, 10, 11, 12 and 13, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 4: Lots 1, 2, 3, 4, 5, 6, 7, and 8, Block 7, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 5: All tide and overflow lands fronting, abutting, and lying Easterly of Parcel 2 hereinabove described.

     Parcel 6: All booms, wharfs, docks, bridges, buildings, structures, conveyors, hoists sewer and effluent discharge pipes, water mains and suction pipes, conduits, conductors, wires, and all appurtenances thereto belonging, owned by the Grantor herein lying and being Easterly of the upland portions of Parcel 2 hereinabove described.

     Parcel 7: All waterfront, riparian, boom, dock, water appropriation, and sewage or other discharge rights and privileges with respect to the river frontage lying and being Easterly of the upland portion of Parcel 2 hereinabove described.

     Parcel 8: All walk or driveways, conveyors, sewer and effluent pipes, culverts, water mains, conduits, conductors, wins, trackage, and all appurtenances thereto belonging, under, upon, over, and across the railroad right of way lying between Parcel 1 and Parcel 2 hereinabove described.

     Parcel 9: All rights of the Grantor hereinunder that certain indenture dated August 10, 1931 and recorded May 7, 1932, in Book 54, at page 260, Deed Records of said Columbia County, between Chas. R. McCormick Lumber Co. of Delaware and St. Helens Pulp and Paper Company.

     Parcel 10: All and any other property, rights, licenses, privileges, permits, easements, and rights of way, not enumerated above, acquired by the Grantor herein or its predecessors in interest, in connection with the use, ownership, or possession of the lands described in Parcel 1 and Parcel 2 hereinabove a described.


Excepting therefrom the following described parcels of property:

Parcel 1

     Beginning at the intersection of the South line of the H.M. Knighton Donation Land Claim with the Southerly extension of the West line of Block 70, St. Helens, as per plat on file and of record in the Clerk's office of Columbia County, Oregon in Section 1, Township 4 North, Range 1 West, Willamette Meridian, Columbia County, Oregon, said point being the Northwest corner of the first parcel described in the City of St. Helens tract in Deed Book 177 at page 23. Deed Records of Columbia County Oregon: thence along the Westerly line of said City of St. Helens tract South 55(degrees) 53' East a distance of 451.03 feet: thence South 8(degrees) 19' West a distance of 590.38 feet to the South line of Section 3, a distance of 219.26 feet; thence leaving said Westerly line of the City of St. Helens tract North 45(degrees)07'53" West a distance of 79.28 feet; thence North 36(degrees)41'53" West a distance of 322.77 feet; thence North 28(degrees)51'40" East a distance of 220.50 feet; thence North 29(degrees)12'47" East a distance of 119.37 feet to a point on the Southerly extension of the East line of Block 85, St. Helens; thence North 16(degrees)57'23" West along said Southerly extension of the East line of Block 85 a distance of 208.12 feet to said South line of said H.M. Knighton Donation Land Claim; thence North 71(degrees)30' East along said South line of the H.M. Knighton Donation Land Claim a distance of 80.03 feet to the True Point of Beginning. CONTAINING 6.86 acres more or less.

     Subject to and excepting all easements, reservations, restrictions and mineral rights of record.

     This conveyance shall be subject to Grantor's right of reverter as follows:

     If the property is determined by the Grantee or any successor fire protection provider to be excess property or is not used for fire related purposes for a period of three (3) years, and there are no written development plans to use or continue to use the property for a fire training site or other fire prevention or



Bargain and Sale Deed with Right of Reverter - 1

Parcel 2

     Beginning at the point of intersection with the Northwesterly right-of-way line of the S.P. & S. Railroad and the Northwesterly line of Government Lot 4 in Section 3, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon; thence Southwesterly along the Northwesterly line of said Government Lot 4 and Northwesterly line of Government Lot 6 of said
     Section 3, 1,352.93 feet to the intersection of the prolongation Southeasterly of the Northeasterly right-of-way line of 9th Street and the Northwesterly line of said Government Lot 6; thence South 55(degrees)59' East, 451.03 feet; thence South 8(degrees)19' West 593.09 feet to the South line of said Section 3; thence West along the South line of said Section 3, 300 feet; thence South 21(degrees)09' West, 226.63 feet; thence South 68(degrees)51' East, 750 feet to the Northwesterly right-of-way line of said S.P. & S. Railroad; thence North 21(degrees)09' East along the Northwesterly right-of-way line of said S.P. & S. Railroad right-of-way, 1,876.84 feet to the point of beginning; and

     Part of Lot 1, Section 10, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon described as follows:

     Beginning at the Northeast corner of Tract 9-2 conveyed to St. Helens Paper Corporation, a Delaware corporation, by deed recorded May 7,

     1964 in Book 154, page 896, Deed Records of Columbia County, Oregon; thence South 21(degrees)09' West, 100.86 feet; thence South 41(degrees)42' West,
     128.16 feet; thence South 21(degrees)09' West 84 feet; thence North 68(degrees)51' West, 415 feet; thence North 21(degrees)09' East 304.86 feet to the Northwesterly line of said Tract 9-2; thence South 68(degrees)51' East along the Northwesterly line of said Tract 9-2, 460 feet to the point of beginning

Subject to:

     1. Right, title and interest of the State of Oregon in and to that portion of the above premises lying between ordinary high and low water.

     2. The rights of fishing, navigation and commerce in the State of Oregon, the Federal Government and the public in and to that portion thereof lying below the ordinary high water mark of the Columbia River.

     3. A slope easement from St. Helens Pulp and Paper Co., an Oregon corporation, to Chas. R. McCormick Lumber Co., of Delaware, a Delaware corporation, recorded May 7, 1932 in book 54, page 260, Deed Records of Columbia County, Oregon.

Exhibit K

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     3 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

     POLICY

     .09  Authorization for Expenditures

          A. Capitalization - All assets capitalized must be supported by an approved AFE, except that no AFE is required for office equipment less than $2,000 and property and equipment less than $15,000, excluding autos, trucks, and rolling stock (see Policy No. 121, Authorization for Expenditure (AFE)).

          B. Dispositions - The disposition of property or equipment must be supported by an approved AFE when either fair market value or net book value, exceeds $500,000 for the Paper and Timber & Wood Products Divisions, $250,000 for all other divisions or when an entire line of business, regardless of dollar amount, is being sold (see Policy No. 121, Authorization for Expenditures (AFE)).

     .10  Environmental Assessment

          Prior to entering into a binding contract to acquire or dispose of real property, an environmental assessment of the property shall be conducted in accordance with the provisions of corporate policy No. 13.10, Environmental Contamination Review in Real Estate Acquisitions and Dispositions. This includes owned and leased property, except leases or subleases of commercial space in multitenant structures.

     .11  Criteria for Capitalization

          Expenditures for tangible assets, including leasehold improvements, used in the normal conduct of business will be capitalized if the asset has an assigned life of two or more years and a value in excess of the amounts listed below:

          (1)    Office furniture and equipment                          $1,000

          (2)    Primary manufacturing facilities
                   (e.g., papermills, sawmills, plywood plants)          $5,000

          (3)    Converting operations (e.g., container
                   plants), retail and wholesale
                   distribution outlets, and miscellaneous
                   operations                                            $3,000

          When applying the capitalization limit, related items must be considered as a unit (e.g., a desk and chair, or motors and related material handling assembly). If related items are obtained separately, the aggregate cost must be compared against the capitalization limits. Therefore, each unit or project with a cost exceeding the specified limit will be capitalized.




MKO1212B/3

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     4 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

          Expenditures for real property, regardless of tract size or value, will be capitalized.

     .12  Expenditures Related to Existing Capitalized Assets

          A.   Expenditures will be capitalized if they

               (1)  Represent additions to property or equipment; or

               (2) Are for alterations which substantially increase productivity; or

               (3) Extend the useful life beyond original estimates by at least 25%; however, the useful life must be extended by one year or more; or

               (4)  Replace major components (e.g., roof replacement).

          B. Partial Retirement - If a major component is replaced, the remaining book value of the old component will be retired in accordance with the provisions of Section .18 of this policy and the Property Accounting Users Manual.

     .13  Payables for the Purchase of Assets

          Payables for the purchase of assets should be recorded when the risks of ownership have passed. For goods or equipment purchased, this generally takes place when title passes, typically the date the items are received or, if the terms are F.O.B. shipping point, the date shipped. However, if title or possession is retained by the seller for security reasons or for the convenience of the buyer, the payable should nevertheless be recorded if the substantive risks of ownership have passed. Amounts due under construction contracts, including retainages, should be recorded as they become billable. Payables for items received subject to testing or installation should also be recorded unless it is probable that the items will not be accepted or installed. On the other hand, no liability should be recorded for items received on consignment until title passes or on bailment. (See Policy No. 45, Capitalized Interest, for a discussion of how accounts payable associated with major capital projects are included in the computation of capitalized interest.)



MKO1212B/4

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     5 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

     .14  Depreciation

          Depreciation will begin the month following the date an asset is placed in service using the straight-line or units-of-production depreciation method. Pulp and paper mill asset lives will be 20 years for manufacturing equipment and 10 years for process control equipment. Asset lives for other property and equipment at pulp and paper mills and for other operations should be in accordance with
          Section 21C and Appendix I.

          PROCEDURES

     .15  Additions to Property and Equipment

          A. Purchased Assets - The cost of purchased assets shall include the cash price plus freight, sales tax, installation, and other acquisition costs necessary to render the asset suitable for its intended use. The cost of data processing equipment shall include the cost of software that is an Integral part of the hardware.

          B. Constructed Assets - When assets are constructed, the following types of expenditures will be capitalized:

               (1) Materials, including freight, sales tax, and installation costs.

               (2) Direct and indirect construction labor including payroll load.

               (3) Stores, materials, and expendable tools used during construction.

               (4) Temporary facilities to supply water, power, tool storage, etc.

               (5) Company and outside engineering costs actually utilized in construction of project.

               (6)  Clean-up costs following project completion.

               (7)  Alteration of existing assets to tie into the new facility.

               (8) Demolition of existing fixed assets where the only reason for such retirement is to construct or install the capital addition.

               (9) Interest expense incurred In conjunction with major capital additions will be capitalized as part of the asset cost (see Policy No. 45, Capitalized Interest).

          C. Land - When purchasing land, the basic land cost will be segregated from depreciable assets and must be in enough detail to allow cost determination at the time of subsequent disposal, should it occur.


MKO1212B/5

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     6 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

          D. Buildings - Generally, the only items to be capitalized as buildings should be those items which do not qualify as tangible personal property or other tangible property. Items of other tangible property include: extra piling, concrete, or steel installed in a building's foundation to support machinery; extra materials installed in a building wall or roof to support machinery, craneways, hoists, utility lines, piping, conveyors, etc.; special purpose structures such as digester buildings, recovery boiler buildings, and lime kiln buildings. See Appendix III for an expanded listing of assets considered to be other tangible property. It is extremely important to carefully review assets which might initially appear to be real property but in fact may be other tangible property. For income tax purposes, other tangible property can be depreciated over a relatively short life compared to the depreciation period for real property. It is also important that a realistic book life be assigned to these assets.

               Items classified as buildings will be broken down into components and depreciated over the estimated life of the Individual components (see Appendix IV). The information necessary to capitalize the components can be obtained from engineers and contractors when a building is constructed or from appraisers when a building is purchased. In some cases it may be necessary to allocate costs between the building components and other tangible property. The estimated useful lives, including engineering lives, of the individual components will be based on the physical and economic factors encountered in the specific building, region or Industry. Questions regarding the useful life of a particular component should be referred to the Property Accounting Department.

     .16  Additions to Leased Property and Equipment

          A. Additions Owned by Lessee - Additions or replacements to leased property and equipment, the ownership of which Is retained by the lessee, will be capitalized in accordance with the rules outlined above and will be recorded in nonleased fixed asset accounts.

          B. Additions Owned by Lessor - Additions or replacements to leased assets in which the ownership reverts to the lessor will be recorded as follows:

               (1) Additions or replacements that have a useful life equal to or shorter than the lease period will be recorded in the nonleased fixed asset accounts.

               (2) Assets or replacements that have a useful life greater than the lease period will be recorded as leasehold improvements.




MKO1212B/6

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     11 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

                                   APPENDIX I

     .24  Useful Lives

          The following list specifies averages or ranges for a broad class of assets. Specific physical and economic factors must be considered in the actual assignment of lives. These guidelines are for new units.

          A.  Office Furniture and Fixtures
                 (desks, files, chairs, safes)                        10 years

          B.  Office Machines
                 (typewriters, calculators, communication,
                 duplication, and copying machines)                 3-10 years

          C.  Data Processing Equipment
                 Microcomputers (PCs)                                3-5 years
                 Mini-Computers and Peripherals                      3-5 years
                 Mainframes and Peripherals                          3-5 years
                 Uninterruptible Power Systems                      5-10 years
                 Power Distribution Units                           5-10 years

          D.  Transportation Equipment
              1. Aircraft                                           6-10 years
              2. Automobiles                                         3-5 years
              3. Trucks and buses                                    3-7 years
                    (includes only vehicles used
                    over the road)
              4. Trailers and trailer mounted                       6-10 years
                    containers
              5. Railroad cars                                        15 years
              6. Vessels, barges, tugs, and similar                   18 years
                    water transportation

          E.  Land Improvements                                     7-20 years
                 (paved surfaces, sidewalks, canals,
                 drainage facilities, sewers, wharves,
                 bridges, fences, landscaping)

          F.  Building Components                            See Section .15 D

MKO1212B/11

Corporation Financial Manual
                            [LOGO]                    Number     41
                            Boise Cascade               Page     12 of 19
                            Corporation          Date Issued     March 1, 1991
                                                  Supersedes     June 15, 1990
                                                    Approved     [init.]

Title     PROPERTY AND EQUIPMENT

          G.  Leasehold Improvements

              1.   Operating leases (noncapitalized leases):
                   (a) Lease term (including renewal periods that are likely to be accepted)

              2.   Capitalized leases:
                   (a) If the ownership reverts to the lessor, the improvements will be amortized over the lease term as defined in policy No. 43, Capitalized Leases.

                   (b) If the ownership of the Improvements remains with Boise Cascade Corporation, the improvements will be depreciated over the lives outlined in this appendix.

          H.  Logging and Road Building Equipment                      6 years

          I.  Sawmill
                   Manufacturing Equipment                            12 years
                   Process Control Equipment                           5 years

                          Example:   Headrig setwork

          J.  Plywood and Other Wood Products
                   Manufacturing Equipment                            12 years
                   Process Control Equipment                           5 years

                          Example:   Lathe following system

          K.  Equipment Used In Wholesale or Retail Trade             10 years

          L.  Pulp and Paper
                   Manufacturing Equipment                            20 years
                   Process Control Equipment                          10 years

                          Example:   Bases weight and system moisture
                                       control system

          M.       Paper Finishing and Conversion Equipment           12 years




MKO1212B/12

                                    EXHIBIT L

1. February 21, 1992, letter from C. Norman Beckert to Gary Margason with attachment.

2. December 19, 1989, letter from C. N. Beckert to Douglas Kuns with attachments, including Power Purchase and Option Agreement.

3. Public Utility Commission of Oregon Order dated October 13, 1989, with attachments. (Agreements between Northwest Natural Gas Company and Boise Cascade Corporation: Special Firm Service Agreement dated September 30, 1988; High- Volume Interruptable Transportation Agreement dated September 30, 1988, and Amendment dated November 1990; and Letter Agreement dated March 14, 1989.]

4. Transportation Agreement and Amendments between Northwest Pipeline Association and Boise Cascade.

5. Gas Purchase Contract dated November 1, 1989, with June 5, 1991, letter from Randy Schultz to Norm Beckert.

6. Labor Agreement with Association of Western Pulp & Paper Workers and Local No. 1 Dated March 15, 1990.

                                    EXHIBIT M

                               MEMORANDUM OF LEASE



NAME AND ADDRESS OF LESSOR:                  Boise Cascade Corporation
                                             One Jefferson Square
                                             P.O. Box 50
                                             Boise, Idaho 83728-0001

NAME AND ADDRESS OF LESSEE:                  American Tissue Mills of
                                                  Oregon, Inc.
                                             50 Cabot Court
                                             Hauppauge, New York 11788

LEASED PREMISES:                             Land and Building
                                                 known as No. 3 Paper Machine
                                             Building at mill premises
                                                 known as Boise Cascade
                                             St. Helens, Oregon, pulp and paper
                                             mill, as set forth on the annexed
                                             diagram. Any leasehold improvements
                                             subsequently installed by Lessee
                                             are subject to a security interest
                                             in favor of Lessor. Lessor also has
                                             a security interest in and an
                                             option to purchase the paper
                                             machine located on the leased
                                             premises under certain
                                             circumstances.

DATE 0F EXECUTION OF LEASE:                  November 23, 1992.

TERM OF LEASE:                               Approximately, Twenty (20) years
                                             commencing November 23, 1992 and
                                             ending December 31, 2012.

OPTION TO LEASE:                             Lessee has option to lease
                                             additional real property adjacent
                                             to the premises for the purpose of
                                             constructing warehouse, finishing
                                             and/or shipping facilities.

This memorandum of lease is for information purposes only. The provisions of the Lease shall control the rights, duties and responsibilities of the parties.

In witness whereof, the parties have duly executed this Memorandum of Lease as of the 23rd day of November, 1992.

                                             Boise Cascade Corporation, Lessor



                                             By: _______________________________

                                             American Tissue Mills of Oregon,
                                               Inc., Lessee



                                             By: _______________________________


STATE OF              )
                      )  ss.
COUNTY OF             )

This instrument was acknowledged before me on ____________________, 1992, by _____________________________________, as ___________________________
of Boise Cascade Corporation.



                                             __________________________________
                                             Notary Public


STATE OF NEW YORK     )
                      )  ss.
COUNTY OF NEW YORK    )


This instrument was acknowledged before me on ____________________, 1992, by Medhi Gabayzadeh, as Executive Vice-President of American Tissue Mills of Oregon, Inc.


                                             __________________________________
                                             Notary Public


After recording, return to:                  Mandel and Resnik, P.C.
                                             220 East 42nd Street
                                             New York, New York 10017
                                             Attn:   Barry H. Mandel, Esq.



DP2lO16C.V3

All of that real property together with the tenements, hereditiments and appurtenances situate, lying, and being in Columbia County, State of Oregon, dounded and particularly described as follows, to-wit;

     Parcel: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 In Sections 9 and 10, Lot 7 of said Section 9, and Lots 1 and 2 of said
     Section 10, all in Township 4 North. Range 1 West of Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 7 which is 1425.31 feet distant South 190 17' 25" West from the Southwesterly center of Block 70 in the center St. Helens, Columbia County, Oregon; thence South 68(degrees) 51' East for a distance of 174.09 feet to the most Southeasterly corner of Terrace Street in Hawley Addition to St. Helens, Oregon; thence North 29(degrees) 00' East along the most Easterly line of Terrace Street for a distance of 356.14 feet to the most Easterly corner of said Terrace Street; thence North 61(degrees) 00' West along the Northeasterly line of said Terrace Street for a distance of 420.0 feet to its intersection with the Northeasterly prolongation of the Northwesterly line of Lot 9 of Block 12, said Hawley Addition, said point of intersection being marked with an iron pipe; thence South 68(degrees) 51' East for a distance of 1,193.31 feet to a point marked by an iron pipe on the Northwesterly Line of the right of way of Spokane, Portland and Seattle Railway Company; thence South 21(degrees) 09' West along said Northwesterly right of way Line for a distance of 310.10 feet to a point which is 50 feet distant North 03(degrees) 51'West from a point on the center line of Spokane, Portland and Seattle Railway Company's railroad, which is located by beginning at the point of the intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right, Southerly along said curve through a central angle of 39(degrees) 00' for a distance of 1,270 feet to the end of said curve, and South 21(degrees) 09' West tangent to said curve for a distance of 2,827.8 feet thence South 68(degrees) 51' East for a distance of 25 feet to a point 25 feet distant Northwesterly from, when measured at right angles to, said railroad center line; thence South 21(degrees) 09' West parallel to said center line for a distance of 1,671.5 feet to a point; then South 68(degrees) 51' East a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point which is 2,191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence North 68(degrees) 5' West to said point, which is 2191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence continuing North 68(degrees) 51' West (or a distance of 1,093.3 feet to a point in the center of Milton Creek, thence Northerly along the center of said Milton Creek a follows: North 42(degrees) 15' East for a distance of 122.4 feet; North 61(degrees) East for a distance of 292.6 feet; North 42(degrees) 47' East for a distance of

     213.6 feet; North 17(degrees) 57' West for a distance of 587.0 feet: North 37 (degrees) 22' East for a distance of 210.0 feet; North 4 (degrees) 22' East for a distance of 225.0 feet, and North 60(degrees) 37' West for a distance of 119.1 feet to the point of intersection with the Southwesterly prolongation of the center line of Fir Street in said in said Hawley Addition; thence North 29(degrees) 00' East along said Southwesterly prolongation for a distance of 23.5 feet to a point on the South line of Brook Street in said Hawley Addition; thence Southeasterly along said South line of Brook Street as follows: South 61(degrees) 00' East a distance of
     490.0 feet; South 29(degrees) 00' West for a distance of 50.0 feet, and South 61(degrees) 00' East for a distance of 799.02 feet to a point which is 969.16 feet distant South 21(degrees) 09' West from the point of beginning; thence North 21(degrees) 09' East along the Southeasterly line of said Hawley Addition for a distance of 969.16 feet to the point of beginning, EXCEPT that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 2: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 in Sections 9 and 10 and Lots 1 and 2 of said Section 10, all in Township 4 North, Range 1 West of the Williamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 1 which Is 2,108.59 feet distant South and
     413.1 feet distant East from the Southwesterly corner of Block 70 of the City of St. Helens, Columbia County, Oregon; thence North 68(degrees) 51' West for a distance of 25 feet to the true point of beginning of this description, said true point of beginning being also a point 25 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is located by beginning at the point of intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right; thence Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1270 feet to the end of said curve, the end of said curve being hereinafter referred to as "Point A', and thence South 21(degrees) 09' West tangent to said curve for a distance of 3,317.7 feet; thence from the true point of beginning South 210 09' West parallel with said railroad center line for a distance of 1,171.5 feet to a point; thence North 68(degrees) 51' West a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right of way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point, hereinafter referred to as "Point B", which is 2,191.00 feet distant South 21(degrees) 09' West from & point which is 1425.1 feet distant South 19(degrees) 17'25" West from the Southwesterly corner of said Block 70 of the City of St. Helens; thence South 68(degrees) 51' East to a point on the low water line on the West bank of the Willamette Slough which is 1208.20 feet distant from Point B; thence Northerly along said low water line as follows. North 29(degrees) 53' East for a distance of 505.87 feet, thence North 30(degrees) 21' East for a distance of 700 feet, and thence North 27(degrees) 31' East for a distance of 603.70 feet to a point 389 feet distant South 68(degrees) 51' East from the true point of beginning thence South 68(degrees) 51' East for a distance of 206 feet to a point; thence North 3(degrees) 42' East for a distance of 450.3 feet to a point on the low water 1ine or said West bank; thence North 17(degrees) 20' East along said low water line for a distance of 366.8 feet; thence * North 68(degrees) 51' West for a distance of 425.5 feet. to a point marked by an iron pipe on the Southeasterly line of the right way of Spokane, Portland and Seattle Railway Company which is 50 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is 2,517.7 feet distant South 21(degrees) 09' West from Point A; thence South 21(degrees) 09' West along said Southwesterly right of way line for a distance of 100.0 feet; thence North 68(degrees) 51' West distance or 25 feet; thence South 21(degrees) 09' West parallel with center ??? said railroad for a distance of 700 feet to the true point of beginning ???? that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

                                       -3


     Parcel 3: Blocks 4, 10, 11, 12 and 13, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 4: Lots 1, 2, 3, 4, 5, 6, 7, and 8, Block 7, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 5: All tide and overflow lands fronting, abutting, and lying Easterly of Parcel 2 hereinabove described.

     Parcel 6: All booms, wharfs, docks, bridges, buildings, structures, conveyors, hoists sewer and effluent discharge pipes, water mains and suction pipes, conduits, conductors, wires, and all appurtenances thereto belonging, owned by the Grantor herein lying and being Easterly of the upland portions of Parcel 2 hereinabove described.

     Parcel 7: All waterfront, riparian, boom, dock, water appropriation, and sewage or other discharge rights and privileges with respect to the river frontage lying and being Easterly of the upland portion of Parcel 2 hereinabove described.

     Parcel 8: All walk or driveways, conveyors, sewer and effluent pipes, culverts, water mains, conduits, conductors, wins, trackage, and all appurtenances thereto belonging, under, upon, over, and across the railroad right of way lying between Parcel 1 and Parcel 2 hereinabove described.

     Parcel 9: All rights of the Grantor hereinunder that certain indenture dated August 10, 1931 and recorded May 7, 1932, in Book 54, at page 260, Deed Records of said Columbia County, between Chas. R. McCormick Lumber Co. of Delaware and St. Helens Pulp and Paper Company.

     Parcel lO: All and any other property, rights, licenses, privileges, permits, easements, and rights of way, not enumerated above, acquired by the Grantor herein or its predecessors in interest, in connection with the use, ownership, or possession of the lands described in Parcel 1 and Parcel 2 hereinabove a described.


Excepting therefrom the following described parcels of property:

Parcel 1

     Beginning at the intersection of the South line of the H.M. Knighton Donation Land Claim with the Southerly extension of the West line of Block 70, St. Helens, as per plat on file and of record in the Clerk's office of Columbia County, Oregon in Section 1, Township 4 North, Range 1 West, Williamette Meridian, Columbia County, Oregon, said point being the Northwest corner of the first parcel described in the City of St. Helens tract in Deed Book 177 at page 23. Deed Records of Columbia County Oregon: thence along the Westerly line of said City of St. Helens tract South______ East a distance of 451.03 feet: thence South 8(degrees) 19' West a distance of 590.38 feet to the South line of Section 3, a distance of 219.26 feet; thence leaving said Westerly line of the City of St. Helens tract North 45(degrees)07'53" West a distance of 79.28 feet; thence North 36(degrees)41'53" West a distance of 322.77 feet; thence North 28(degrees)51'40" East a distance of 220.50 feet; thence North 29(degrees)12'47" East a distance of 119.37 feet to a point on the Southerly extension of the East line of Block 85, St. Helens; thence North 16(degrees)57'23" West along said Southerly extension of the East line of Block 85 a distance of 208.12 feet to said South line of said H.M. Knighton Donation Land Claim; thence North 71(degrees)30' East along said South line of the H.M. Knighton Donation Land Claim a distance of 80.03 feet to the True Point of Beginning. CONTAINING 6.86 acres more or less.

     Subject to and excepting all easements, reservations, restrictions and mineral rights of record.

     This conveyance shall be subject to Grantor's right of reverter as follows:

     If the property is determined by the Grantee or any successor fire protection provider to be excess property or is not used for fire related purposes for a period of three (3) years, and there are no written development plans to use or continue to use the property for a fire training site or other fire prevention or



Bargain and Sale Deed with Right of Reverter - 1

Parcel 2

     Beginning at the point of intersection with the Northwesterly right-of-way line of the S.P. & S. Railroad and the Northwesterly line of Government Lot 4 in Section 3, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon; thence Southwesterly along the Northwesterly line of said Government Lot 4 and Northwesterly line of Government Lot 6 of said
     Section 3, 1,352.93 feet to the intersection of the prolongration Southeasterly of the Northeasterly right-of-way line of 9th Street and the Northwesterly line of said Government Lot 6; thence South 55(degrees)59' East, 451.03 feet; thence South 8(degrees)19' West 593.09 feet to the South line of said Section 3; thence West along the South line of said Section 3, 300 feet; thence South 21(degrees)09' West, 226.63 feet; thence South 68(degrees)51' East, 750 feet to the Northwesterly right-of-way line of said S.P. & S. Railroad; thence North 21(degrees)09' East along the Northwesterly right-of-way line of said S.P. & S. Railroad right-of-way, 1,876.84 feet to the point of beginning; and

     Part of Lot 1, Section 10, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon described as follows:

     Beginning at the Northeast corner of Tract 9-2 conveyed to St. Helens Paper Corporation, a Delaware corporation, by deed recorded May 7,

     1964 in Book 154, page 896, Deed Records of Columbia County, Oregon; thence South 21(degrees)09' West, 100.86 feet; thence South 41(degrees)42' West,
     128.16 feet; thence South 21(degrees)09' West 84 feet; thence North 68(degrees)51' West, 415 feet; thence North 21(degrees)09' East 304.86 feet to the Northwesterly line of said Tract 9-2; thence South 68(degrees)51' East along the Northwesterly line of said Tract 9-2, 460 feet to the point of beginning

Subject to:

     1. Right, title and interest of the State of Oregon in and to that portion of the above premises lying between ordinary high and low water.

     2. The rights of fishing, navigation and commerce in the State of Oregon, the Federal Government and the public in and to that portion thereof lying below the ordinary high water mark of the Columbia River.

     3. A slope easement from St. Helens Pulp and Paper Co., an Oregon corporation, to Chas. R. McCormick Lumber Co., of Delaware, a Delaware corporation, recorded May 7, 1932 in book 54, page 260, Deed Records of Columbia County, Oregon.

                                    EXHIBIT N


                          REQUIRED CAPITAL IMPROVEMENTS



          -    Head Box and breast roll replacement

          -    3 Ply Winder capability

          -    Profile Control for moisture, weight, and caliper

          -    Yankee Drive upgrade

          -    Roll Wrap replacement

                             KOPLIK PAPER ASSOCIATES
                                 505 PARK AVENUE
                               NEW YORK, NY 10022
                                 (212] 339-1811


                                   EXHIBIT O
                                   ---------



                                                               November 13, 1992


 Mr. Tom Carlile
 Director, Finance and Planning
 Boise Cascade Corporation
 One Jefferson Square
 P.O. Box 5O
 Boise, Idaho 83728-001


          Re:  Agreement dated October 10, 1992
               between Boise Cascade Corporation and
               Koplik Paper Associates ("Agreement")

Dear Tom:

This will acknowledge that Koplik Paper Associates ("Koplik") will look solely to American Tissue Mills of Oregon, Inc, ("American") for payment of the fee which way become due and owing to Koplik as a result of the purchase by American from Boise Cascade Corporation ("Boise") of the paper machine designated No. 3 at St. Helen's, Oregon.

Boise's obligation under the Agreement is hereby deemed cancelled, null and void, and Koplik releases Boise from any and all liability with respect to the Agreement.


                                                        Very truly yours,

                                                        Koplik Paper Associates



                                                        By:/s/ Kenneth E. Koplik
                                                           ---------------------
                                                           Kenneth E. Koplik




            TELEX 420018        TWX (710)581-5392            FAX (212) 838-8790

                          EXHIBIT P

JANUARY 1992
#3 PAPER MACHINE PRODUCTION - 3383 TONS

NOTE: THE # OF REELS IS BASED ON # OF PAPER TESTS THE DATE IS THE END OF RUN

   OLD                    GRADE            #
SPEC CODE              WEIGHT DATE       REELS
----------            --------------     -----
3002--05 123             9  01/01/92       12    SPEC CODE CONVERSIONS
3002--05 647             9  01/03/92       21    1000'S = MARKING TISSUE, ETC.
2101--17 647            12  01/04/92        4    2000'S = GOWNSTOCK & NAPKIN
2101--17 513            12  01/04/92        4    3000'S = TISSUE
2101--17 937            12  01/04/92        3    4000'S = FACIAL
2101--17 422            12  01/05/92        2    5000'S = WADDING
3002--05 423             9  01/06/92       15    6000'S = TOWEL
2202--16 181          10.5  01/06/92        4    7000'S = CARRIER
2301--16 181            11  01/06/92        3
2402--16 181          10.5  01/07/92        5    COLOR CODE CONVERSIONS
2002--03 181            14  01/07/92        7    100'S =  WHITE
2402--16 181          10.5  01/07/92        6    200'S =  MANILA, ETC.
2401--16 181          10.5  01/08/92        3    300'S =  YELLOW
7001--06 123          10.5  01/08/92        2    400'S =  BUFF
7001--06 123          10.2  01/08/92        2    500'S =  GREEN
2402--16 181            10  01/08/92        4    600'S =  BLUE
2101--17 123            12  01/08/92        3    700'S =  PINK, MAUVE
3002--05 123             9  01/10/92       16    800'S =  GRAY
2101--17 123            12  01/11/92       15    900'S =  MELON, ETC.
2101--17 385            12  01/12/92        8
3201--10 123            11  01/13/92        3
3002--05 423             9  01/13/92        5
2101--17 423            12  01/14/92        5
4301--05 181            13  01/14/92        4
4101--05 181            13  01/14/92        2
2001--03 123          13.8  01/14/92        3
3002--05 123             9  01/15/92        6
4101--05 181            13  01/15/92        1
2001--03 123          13.8  01/15/92        1
3002--05 123             9  01/19/92       39
6102--13 123            11  01/20/92       19
3002--05 123             9  01/21/92        8
6101--13 123            11  01/22/92        5
2602--16 181            12  01/22/92        2
2601--16 181            12  01/22/92        1
2101--17 123            12  01/23/92        8
2402--16 181            10  01/23/92        5
2101--17 123            12  01/23/92        3
6101--13 123            11  01/24/92        2
3002--05 123             9  01/25/92       14
3201--10 123            11  01/26/92       19
6101--13 123            11  01/27/92       10

3201--10 123            11 01/28/92         3
2002--03 181            14 01/28/92         2
3201--10 123            11 01/28/82         7
7001--06 123          10.5 01/29/92         3
3002--05 123             9 01/31/92        24
3201--10 123            11 01/31/92         2
3002--05 123             9 01/31/92         2

MARCH 1992
#3 PAPER MACHINE PRODUCTION = 3359 TONS

NOTE:

NOTE: THE # OF REELS IS BASED ON # OF PAPER TESTS THE DATE IS THE END OF RUN

   OLD                   GRADE            #
SPEC CODE              WEIGHT DATE       REELS
----------            -------------      -----

2101--17 423            12 03/01/92         7    SPEC CODE CONVERSIONS
3002--05 123             9 03/0292          6    1000'S = MARKING TISSUE, ET
4202--11 123             9 03/02/92         6    2000'S = GOWNSTOCK & NAPKIN
3002--05 123             9 03/03 92        15    3000'S = TISSUE
1601--17 181            16 03/04/92        17    4000'S = FACIAL
2001--03 123          13.8 03/05/92         4    5000'S = WADDING
3002--05 123             9 03/06/92        11    6000'S = TOWEL
3002--05 759             9 03/06/92         4    7000'S = CARRIER
2101--17 647            12 03/06/92         6
6902--13 123            13 03/08/92        21    COLOR CODE CONVERSIONS
6901--13 123            13 03/09/92         7    100'S = WHITE
7001--06 123          10.2 03/09.92         5    200'S = MANILA, ETC.
2101--17 123            12 03/09/92         5    300'S = YELLOW
6901--13 123            13 03/10/92        17    400'S = BUFF
1702--17 123          16.6 03/11/92         8    500'S = GREEN
2001--03 123          13.8 03/11/92         4    600'S = BLUE
7001--06 123          10.5 03/11/92         2    700'S = PINK, MAUVE
4202--11 123             9 03/12/92         4    800'S = GRAY
3002--05 123             9 03/12/92         3    900'S = MELON, ETC.
6101--13 123            12 03/14/92        24
3002--05 123             9 03/15/92         5
6101--13 123            11 03/15/92         9
3002--05 123             9 03/17/92        11
3201--10 123            11 03/17/92         5
2101--17 123            12 03/18/92         6
2101--17 382            12 03/18/92         4
3002--05 385             9 03/18/92         1
3002--05 423             9 03/18/92         1
2101--17 423            12 03/18/92         4
3002--05 937             9 03/19/92         1
3002--05 647             9 03/19/92         2
4301--05 181            13 03/19/92         5
3201--10 123            11 03/20/92         8
4202--11 123             9 03/20/92         5
3002--05 123             9 03/21/92         6
2202--16 181            10 03/23/92        21
6601--04 123          13.7 03/23/92         4

6801--05 123          15.3 03/23/92         3
2202--16 181            10 03/24/92         7
3002--05 123             9 03/24/92         6
2202--16 181            10 03/26/92        20
2101--17 123            12 03/26/92         2
2402--16 181            10 03/26/92         2
2201--16 181            10 03/27/92        12
2202--16 715            10 03/28/92         9
2202--16 647            10 03/29/92         8
2201--16 647            10 03/29/92         4
2201--16 385            10 03/30/92         2
6101--13 123            12 03/31/92        17
3002--05 123             9 03/31/92         3

                                   EXHIBIT Q


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS AGREEMENT, made and entered into this 23rd day of November, 1992, by and between BOISE CASCADE CORPORATION ("Boise Cascade") and AMERICAN TISSUE MILLS OF OREGON, INC. ("American Tissue").

                              W I T N E S S E T H:

     WHEREAS, Boise Cascade and American Tissue have entered into an Agreement with even date herewith (the "Main Agreement"); and

     WHEREAS, the Main Agreement requires Boise Cascade to assign to American Tissue and American Tissue to assume Boise Cascade's Tissue Agreement, as defined below.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. The term "Tissue Agreement," for purposes of this Agreement, shall mean the November 11, 1992, tissue agreement between Boise Cascade and The Veratex Corporation and TIDI Products, Inc. Boise Cascade represents that a copy of the Tissue Agreement, together with all extensions, modifications, and amendments thereto, if any, is attached hereto as Exhibit Q1. American Tissue's assumption of the Tissue Agreement, if any, shall relate only to obligations and duties which occur and arise or which relate to events which occur and liabilities which arise from and after the date of the assignment.

     2. Consents to Assignment. Boise Cascade shall use its best efforts to promptly obtain the required consent to the assignment of the Tissue Agreement. Prior to the assignment, American Tissue will sell tissue paper to Boise Cascade on the same terms as Boise Cascade is obligated to sell or perform under the Tissue Agreement and Boise Cascade shall, at American Tissue's option, pay to American Tissue or credit American Tissue an amount equal to the purchase price therefor, inclusive of sales tax. If Boise Cascade is unable to obtain consent to the assignment, American Tissue will sell tissue paper to Boise Cascade on the same terms as Boise Cascade is obligated to sell or perform under the Tissue Agreement for the remainder of the term thereof and Boise Cascade shall pay American Tissue therefor as set forth in the preceding sentence.

     3. Further Assurances. Each party hereby promises to deliver, upon request of the other party, all such additional assignments, assumptions, and other documents which may be reasonably necessary and convenient to accomplish the intent of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date set forth above.

                                                 BOISE CASCADE CORPORATION



                                                 By_____________________________
                                                 Title__________________________

                                                 AMERICAN TISSUE MILLS
                                                 OF OREGON, INC.


                                                 By_____________________________
                                                 Title__________________________

                                                                     Exhibit Q-l
                             THE VERATEX CORPORATION
                               TIDI PRODUCTS, INC.
                            c/o 1304 East Maple Road
                              Troy, Michigan 48084
                         313-588-2970; FAX 313-588-1779




                                                                     11/11, 1992
Mr. J. Ray Barbee
Boise Cascade, White Paper Division
1800 SW First Avenue (97201-5324)
P.0. Box 1414
Portland, Oregon 97207


     Re:  TISSUE AGREEMENT


Dear Mr. Barbee:

     As discussed Mr. John S. Sitter, President of Sitter & Associates, among The Veratex Corporation ("Veratex"), Tidi Products, Inc. ("Tidi"), and your company, Boise Cascade Corporation, White Paper Division ("Boise Cascade"), set forth below are the terms and conditions upon which Boise Cascade shall sell, and Veratex and Tidi shall purchase, certain tissue products:

     1. Product -- Grade and Quality. The grade of the product or goods in question is the so-called Boise Tissue as currently manufactured at your Boise, St. Helens, Oregon location, No. 3 Paper Machine, 1 and 2-ply, in both white and the other colors described in Paragraph 4 below (the "Tissue

Mr. J. Ray Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 2


Products"). Upon delivery, the Tissue Products shall be in rolls with a maximum outside diameter of forty-five (45) inches and shall be of a quality conforming to the prevailing specifications as shall be agreed upon from time to time by the parties to this agreement.

     2. Contract period. This agreement shall apply to the period beginning on the date of your confirmation and agreement hereof and ending on March 31, 1993.

     3. Quantity. Boise Cascade agrees to sell such amounts of the Tissue Products as Veratex and/or Tidi shall collectively request, provided that in no event shall Boise Cascade be obligated to sell an aggregate of more than four hundred and seventy-five (475) short tons of the Tisette Products per month.

     4. Price. The price for the Tissue Products shall be as set forth below.

     (a) Veratex. The price for the Tissue Products sold to Veratex shall be as follows:

      White                 $815.00/ST F.O.B. Del'd to Veratex

      Beige, Blue, Green,
        Peach and Yellow  $890.00/ST F.O.B. Del'd to Veratex

      Mauve and Grey        $895.00/ST F.O.B. Del'd to Veratex

The foregoing prices are collectively referred to as the "Veratex Prices".

     (b) Tidi. The price for the Tissue Products sold to Tidi shall be as follow:

      White                 $825.00/ST F.O.B. Boise Mill

      Beige, Blue, Green,   $840.00/ST F.O.B. Boise Mill
        Peach, and Yellow

      Mauve and Grey        $845.00/ST F.O.B. Boise Mill

The foregoing prices are collectively referred to as the "Tidi Prices".

     5. Delivery.

Mr. J. Bay Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 3

     (a) Veratex. As indicated in Paragraph 4(a) above, the Tissue Products sold to Veratex will be delivered F.O.B. to Veratex located at 19000 Fitzpatrick, Detroit, Michigan. Accordingly, Boise Cascade shall bear all the responsibilities and costs up to the point of delivery, including without limitation, insurance, risk of loss, transportation and shipping costs. In addition to the foregoing, it is expressly acknowledged and agreed that Boise Cascade shall pay when due the off-site storage costs incurred by Veratex with respect to any bulk purchase orders made hereunder by Veratex as charged from time to time by Burnham or other warehouses for the storage of any such bulk purchase orders, provided that, in the event Boise Cascade fails to timely pay any such costs, Veratex shall be entitled to pay same on behalf of Boise Cascade and deduct same from any payments due Boise Cascade under this agreement.

     (b) Tidi. As indicated in Paragraph 4(b) above, the Tissue Products sold to Tidi will be F.O.B. Boise Cascade's mill located at 1300 Kaster Road, St. Helens, Oregon.

     6. Payment. One hundred percent (l00%) of the Veratex Prices and the Tidi Prices shall be Payable net cash thirty (30) days after date of invoice or shipment (whichever is later). It is expressly acknowledged and agreed that Veratex shall be obligated to make payments to Boise Cascade for Tissue
Products delivered to Veratex pursuant to Paragraph 5 hereof and, likewise, Tidi shall buy obligated to make payments to Boise Cascade for Tissue Products delivered to Tidi pursuant to Paragraph 5 hereof.

     7. Title. Although Boise Cascade shall continue to bear the responsibilities and costs described in Paragraph 5 of this letter agreement, ownership and title to the Tissue Products shall be transferred from Boise Cascade to Veratex or Tidi, as the case may be, at such time as Boise Cascade completes its performance under this agreement (or in such other manner as shall be mutually agreed upon in writing by the parties from time to time) with respect to the physical delivery of the Tissue Products or at such time as full payment therefor is tendered to Boise Cascade, whichever is the earlier to occur (which, for purposes of this agreement, includes payment of the applicable Veratex Prices and Tidi Prices due Boise Cascade hereunder, less any applicable credits due Veratex and/or Tidi hereunder).

     8. Miscellaneous.

     (a) Entire Agreement; Amendment. This letter agreement is the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No representation, inducement, agreement, promise, or understanding altering, modifying, taking from or adding to the terms and

Mr. J. Ray Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 4


conditions hereof shall have any force and effect unless the same is in writing and validly executed by the parties hereto. In connection therewith, this agreement shall supersede any purchase order, or any inconsistency in a purchase order, issued subsequent to the date hereof unless the same is in writing and validly executed by the parties hereto.

     (b) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, telephonically transmitted via telecopier or other similar means or three (3) days after having been deposited in the United Stares Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient as follows:

     If to Boise Cascade:

     Boise Cascade Corporation, White Paper Division
     1800 SW First Avenue (97201-5324)
     P.0. Box 1414
     Portland, Oregon 97207
          503-790-9721; FAX 503-790-9508
     Attention Mr. J. Ray Barbee, Vice President
                   and General Sales Manager

     If to Veratex or to Tidi:

     c/o The Veratex Corporation
     1304 East Maple Road
     Troy, Michigan 48084
     313-588-2970; FAX 313-588-1779
     Attention: President

     When a notice is sent hereunder, a courtesy copy shall be sent to:

     Sitter & Associates
     224 South Glendora, Suite B
     Glendora, California 91740
            818-9l4-4555; FAX 818-963-5481
     Attention: Mr. John S. Sitter

The addressee so indicated for any party ray be changed by similar written notice.

     (c) Force Majeure -- Excuse by Failure of Presupposed Conditions. The parties acknowledge and agree that, with regard to Section

Mr. J. Ray Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 5

2-615 of the Uniform Commercial Code as in effect from time to time in the State of Michigan, being MCLA 1440.2615, the occurrence of a work stoppage or strike, the occurrence of a material breakdown in the No. 3 Paper Machine (which cannot be repaired in a reasonable time or at a reasonable expense) or of a material decline in demand by third parties for the Tissue Products or related products manufactured on the No. 3 Paper Machine (which continues for an unreasonable period of time) shall constitute a contingency the non-occurrence of which was a basic assumption on which this agreement was made.

     (d) Taxes. Except for applicable sales taxes, which shall be the responsibility of Veratex and/or Tidi, as the case may be, Boise Cascade shall be responsible for all other applicable taxes, including all federal or state income taxes, excises, assessments, impositions, tariffs, import duties, or similar charges now or hereafter imposed by any taxing jurisdiction arising from the manufacture, storage (not including the off-site storage of the Tissue Products described under Paragraph 5(a) above which shall be the responsibility of Veratex), transportation (up to the point of delivery as contemplated in this agreement), or sale of the Tissue Products under this agreements

     (e) Warranty. Boise Cascade represents and warrants to Veratex and Tidi that it has and will convey good title, to the Tissue Products sold and delivered hereunder free and clear of all liens, claims and encumbrances and that the Tissue Products sold and delivered hereunder will be at least commercially equal to the quality of such grade which Boise Cascade has traditionally run on the No. 3 Paper Machine. EXCEPT AS SET FORTH HEREIN, BOISE CASCADE MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED AS TO THE MERCENTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, OR ANY OTHER MATTER WITH RESPECT TO THE TISSUE PRODUCTS.

     (f) Parties in Interest. This Agreement shall be binding upon and inure to the benefit it of, and be enforceable by, the parties hereto and their respective successors and assigns.

     (g) Assignment.

     (i) By Veratex and/or Tidi. Veratex and/or Tidi may assign their rights and obligations under this agreement in connection with the sale or other disposition of all or substantially all of their business and assets or upon Boise Cascade's prior written consent, which consent shall not be unreasonably withheld; provided that, Boise Cascade shall be deemed to have reasonable grounds to withhold its consent to an assignment to a person engaged, directly or indirectly, in the same business in which Boise Cascade is currently engaged in and provided further that, Boise Cascade's prior written

Mr. J. Ray Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 6


consent shall not be required for any assignment by Veratex and/or Tidi to another person which controls, is controlled by, or is wider common control with Veratex and/or Tidi.

     (ii) By Boise Cascade. Boise Cascade may assign its rights and obligations under this agreement in connection with the sale or other disposition of all or substantially all of its business and assets or upon Veratex's and Tidi's prior written consent, which consent shall not be unreasonably withheld; provided that, Veratex and/or Tidi shall be deemed to have reasonable grounds to withhold their consent to an assignment to is person engaged, directly or indirectly, in the same business in which Veratex and/at Tidi are currently engaged; and provided further that, Veratex's and/or Tidi's prior written consent shall not be required for any assignment by Boise Cascade to another person which controls, is controlled by, or is under control with Boise Cascade.

     (h) Counterparts. This agreement may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

     (i) Waiver. Unless agreed in writing, the failure of any party, at any time, to require performance by the other of any provisions hereunder shall not affect his or its right thereafter to enforce the same, nor shall a waiver by any party of any breach of any provisions hereof be taken or held to be a waiver of any other breach of any term or provision of this agreement.

     (5) Severability. In the event that any one or more of the provision of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (k) Construction: Govern Law and Captions. Except as otherwise provided herein, this agreement shall be governed by and construed in accordance with the laws of the State of Michigan, including, without limitation, the provisions of the Uniform Commercial Code as in effect from time to time in the State of Michigan, without regard to its rules regarding choice of law. The captions of the paragraphs and the subparagraphs have been inserted as a matter of convenience and reference only and shall nor control or affect the meaning or construction of this agreement.


                                     * * *

Mr. J. Ray Barbee
Vice President and General Sales Manager
Boise Cascade, White Paper Division
11/11, 1992
Page 7

     If Boise Cascade is in agreement with the foregoing terms and conditions, please so indicate such agreement by signing and returning copy of this letter agreement whereupon this letter will constitute agreement between Boise Cascade, on the one hand, and Veratex and Tidi, on other hand, with respect to the subject matter thereof.


                                                         Very truly yours,


                                                         THE VERATEX CORPORATION



                                                         By: /s/ [ILLEGIBLE]
                                                            -------------------

                                                            Its: Treasurer


                                                         TIDI PRODUCTS, INC.


                                                         By: /s/ [ILLEGIBLE]
                                                            --------------------

                                                            Its: Treasurer


Confirmed and Agreed:

BOISE CASCADE, WHITE PAPER DIVISION

   /s/ J. Ray Barbee
By:---------------------------------

   Its: Vice President

Dated: 11/11, 1992

                             ADDENDUM TO TRUST DEED

AMONG: AMERICAN TISSUE MILLS OF OREGON, INC.,         ("Grantor")
       a New York Corporation

AND:   TICOR TITLE INSURANCE COMPANY                  ("Trustee")

AND:   BOISE CASCADE CORPORATION, a Delaware
       Corporation                                    ("Beneficiary")

     The following is incorporated into the Trust Deed to which this Addendum is attached, as if fully set forth therein:

     This Trust Deed shall not increase any obligations of Grantor under the Agreement; rather this Trust Deed is given solely to assure Beneficiary's security interest in the Machine. Beneficiary has agreed to subordinate its lien on the Machine under certain circumstances to the lien of Grantor's other lenders subject to the terms of the Agreement, solely with respect to such lenders; this Trust Deed shall not be subordinate to any other liens. The Agreement, including all terms, conditions, and exhibits thereof are incorporated herein by this reference. Upon the default by Grantor under the Agreement and failure to cure such default within any applicable cure period, Beneficiary may foreclose upon Grantor's interest in the Machine in accordance with applicable law. Grantor's obligations under the Agreement shall be fully performed not later than December 31, 2012 (or 180 days thereafter* if removal of the Machine is to occur following expiration of the Agreement).

     *subject to force majeure as set forth in Section 16 of the Agreement

                                    EXHIBIT A


                                  NO. 3 MACHINE


     The No. 3 Paper Machine located at the Mill, more particularly described as all machinery, equipment and component parts located above the sole plate and all spare parts at the Mill relating exclusively to the No. 3 Paper Machine including, without limitation, the following:

     Beloit 258" Fourdrinier tissue paper making machine No. 3 consisting of steel air cushioned controlled flow stock inlet, 5 rectifier and distributing rolls, PH meter, wet end control panel, removable suspended fourdrinier section with 258" x 73' wire, 3 suction boxes, rubber covered wire rolls with doctors, 32" suction couch roll, 48" brass suction breast roll, 28" rubber covered pressure roll, 32" top suction press, suction roll on 32" rubber covered roll, rubber covered felt rolls, 32" rubber covered second press roll on 40" rubber covered suction roll, 3 felt guides and stretchers for 262" x 108' and 262" x 71' wet felts, press section control panel, 12' Yankee dryer, two 40" rubber covered suction pressure rolls, suction box, Beloit high velocity hood, pneumatic loaded skinning, creping and cleaning doctors, dry end control board, drum reel with 36" drum and sliding shaft, roll lowering device, reel control panel, unwind stand with direct double belt drive, pneumatic pressure device, iron carrier roll, 2-drum slitter and 252" rewinder with galvanized iron hood, pneumatic roll transfer and hoist, 21" x 40' roller bed belt conveyor, control board for rewinder, control board for transfer conveyor and hoist, pneumatic roll breaker and ejector, 3-stop holding table, together with all motors, drives, pumps, stock preparation facilities, motor generator sets, compressors, cranes, hoists, process piping, process wiring, spare parts, furniture and apparatus (including wire stringing device, skids, tables, hand tools, lockers, storage racks, miscellaneous equipment), all being located in No. 3 Machine Building; also spare parts and apparatus and equipment auxiliary to and supporting the operation of No. 3 Machine wherever the same be situated.



The following spare parts:


Reducers                                   Storage Reference Number
--------                                   ------------------------

1 - #3 Rectifier Roll                      443-29-040

1 - Head Box Rectifier Roll 1 & 2          443-29-017

1 - #3 Saveall Repulper                    443-92-020

1 - Suction Couch Roll                     443-92-051

1 - Top & Bottom Cal Roll Dr.              443-92-053

1 - Reel Drive                             443-92-052

1 - Wire Turning Roll                      443-92-180

1 - Suction Press and Top Press            443-92-057

1 - Bottom Press Roll 1st                  443-92-058

1 - Calender Drive                         443-80-030

Pumps
-----

Semens 505 Vac. Pump

Fans
----

Wet End Hood Exhaust                       853-26-075

Miscellaneous

Rotating Ass. For Fan Pump

Gears to rebuild Yankee Dryer gearbox

H-3 Core Cutter

Roll Wrap equipment

Spare Yankee Motor 1250HP/900 RPM Motor #1347

8 - Modified 2300 volt starter

1 - South End Motor Generator set.

Rolls

1 - Yankee Dryer

1 - Couch Roll 1 - Pressure Roll Top - 301/40" dia.

2 - Pressure Roll Bottom - 301 and 304/40" dia.

2 - Combine Cal Plane - 316 and 323/27.672 dia.

1 - #1 Wire Roll Hand - 31003/20" dia.

1 - #2 Wire Roll Stretch - 31101/20" dia.

3 - Felt Rolls 33015, 33018 and 33103/18.750 dia.

1 - Mt. Hope Winder 7" dia.

Rolling Stock

1 - #6 Grab Truck

1 - #8 Tow Tractor

1 - #11. Tow Tractor

24 - Roll Carts (makes two trains)

1 - #3 Lift Truck

                               [GRAPHIC OMITTED]


                                                   AREA EMERGENCY EVACUATION MAP

                                    EXHIBIT B


All of that real property together with the tenements, hereditiments and appurtenances situate, lying, and being in Columbia County, State of Oregon, dounded and particularly described as follows, to-wit;

     Parcel: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 In Sections 9 and 10, Lot 7 of said Section 9, and Lots 1 and 2 of said
     Section 10, all in Township 4 North, Range 1 West of Willamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 7 which Is 1425.31 feet distant South 190 17' 25" West from the Southwesterly center of Block 70 in the center St. Helens, Columbia County, Oregon; thence South 68(degrees) 51' East for a distance of 174.09 feet to the most Southeasterly corner of Terrace Street in Hawley Addition to St. Helens, Oregon; thence North 29(degrees) 00' East along the most Easterly line of Terrace Street for a distance of 356.14 feet to the most Easterly corner of said Terrace Street; thence North 61(degrees) 00' West along the Northeasterly line of said Terrace Street for a distance of 420.0 feet to its intersection with the Northeasterly prolongation of the Northwesterly line of Lot 9 of Block 12, said Hawley Addition, said point of intersection being marked with an iron pipe; thence South 68(degrees) 51' East for a distance of 1,193.31 feet to a point marked by an iron pipe on the Northwesterly Line of the right of way of Spokane, Portland and Seattle Railway Company; thence South 21(degrees) 09' West along said Northwesterly right of way Line for a distance of 310.10 feet to a point which is 50 feet distant North 03(degrees) 51'West from a point on the center line of Spokane, Portland and Seattle Railway Company's railroad, which is located by beginning at the point of the intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right, Southerly along said curve through a central angle of 39(degrees) 00' for a distance of 1,270 feet to the end of said curve, and South 21(degrees) 09' West tangent to said curve for a distance of 2,827.8 feet thence South 68(degrees) 51' East for a distance of 25 feet to a point 25 feet distant Northwesterly from, when measured at right angles to, said railroad center line; thence South 21(degrees) 09' West parallel to said center line for a distance of 1,671.5 feet to a point; then South 68(degrees) 51' East a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point which is 2,191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence North 68(degrees) 5' West to said point, which is 2191.00 feet distant South 21(degrees) 09' West from the point of beginning; thence continuing North 68(degrees) 51' West (or a distance of 1,093.3 feet to a point in the center of Milton Creek, thence Northerly along the center of said Milton Creek as follows: North 42(degrees) 15' East for a distance of 122.4 feet; North 61(degrees) East for a distance of 292.6 feet; North 42(degrees) 47' East for a distance of

     213.6 feet; North 17(degrees) 57' West for a distance of 587.0 feet: North 37 (degrees) 22' East for a distance of 210.0 feet; North 4 (degrees) 22' East for a distance of 225.0 feet, and North 60 (degrees) 37' West for a distance of 119.1 feet to the point of intersection with the Southwesterly prolongation of the center line of Fir Street in said in said Hawley Addition; thence North 29(degrees) 00' East along said Southwesterly prolongation for a distance of 23.5 feet to a point on the South line of Brook Street in said Hawley Addition; thence Southeasterly along said South line of Brook Street as follows: South 61(degrees) 00' East a distance of
     490.0 feet; South 29(degrees) 00' West for a distance of 50.0 feet, and South 61(degrees) 00' East for a distance of 799.02 feet to a point which is 969.16 feet distant South 21(degrees) 09' West from the point of beginning; thence North 21(degrees) 09' East along the Southeasterly line of said Hawley Addition for a distance of 969.16 feet to the point of beginning, EXCEPT that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

     Parcel 2: A parcel of land in the Thomas H. Smith Donation Land Claim No. 40 in Sections 9 and 10 and Lots 1 and 2 of said Section 10, all in Township 4 North, Range 1 West of the Williamette Meridian, Columbia County, Oregon, more particularly described as follows:

     Beginning at a point in said Lot 1 which Is 2,108.59 feet distant South and
     413.1 feet distant East from the Southwesterly corner of Block 70 of the City of St. Helens, Columbia County, Oregon; thence North 68(degrees) 51' West for a distance of 25 feet to the true point of beginning of this description, said true point of beginning being also a point 25 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is located by beginning at the point of intersection of the center line of Columbia Street with the Southerly line of Cowlitz Street in said City of St. Helens and running thence South 16(degrees) 57' East for a distance of 670 feet to the point of beginning of a 1,910.08 foot radius curve to the right; thence Southerly along said curve through a central angle of 38(degrees) 06' for a distance of 1270 feet to the end of said curve, the end of said curve being hereinafter referred to as "Point A', and thence South 21(degrees) 09' West tangent to said curve for a distance of 3,317.7 feet; thence from the true point of beginning South 210 09' West parallel with said railroad center line for a distance of 1,171.5 feet to a point; thence North 68(degrees) 51' West a distance of 25 feet to the center line of the Spokane, Portland and Seattle Railway Company right of way; thence Southwesterly along the center line of the right of way of Spokane, Portland and Seattle Railway Company to its intersection with a line bearing South 68(degrees) 51' East from a point, hereinafter referred to as "Point B", which is 2,191.00 feet distant South 21(degrees) 09' West from & point which is 1425.1 feet distant South 19(degrees) 17'25" West from the Southwesterly corner of said Block 70 of the City of St. Helens; thence South 68(degrees) 51' East to a point on the low water line on the West bank of the Willamette Slough which is 1208.20 feet distant from Point B; thence Northerly along said low water line as follows. North 29(degrees) 53' East for a distance of 505.87 feet, thence North 30(degrees) 21' East for a distance of 700 feet, and thence North 27(degrees) 31' East for a distance of 603.70 feet to a point 389 feet distant South 68(degrees) 51' East from the true point of beginning thence South 68(degrees) 51' East for a distance of 206 feet to a point; thence North 3(degrees) 42' East for a distance of 450.3 feet to a point on the low water 1ine or said West bank; thence North 17(degrees) 20' East along said low water line for a distance of 366.8 feet; thence * North 68(degrees) 51' West for a distance of 425.5 feet. to a point marked by an iron pipe on the Southeasterly line of the right way of Spokane, Portland and Seattle Railway Company which is 50 feet distant South 68(degrees) 51' East from the center line of the railroad of Spokane, Portland and Seattle Railway Company at a point which is 2,517.7 feet distant South 21(degrees) 09' West from Point A; thence South 21(degrees) 09' West along said Southwesterly right of way line for a distance of 100.0 feet; thence North 68(degrees) 51' West distance or 25 feet; thence South 21(degrees) 09' West parallel with center ??? said railroad for a distance of 700 feet to the true point of beginning ???? that portion lying within the bounds of the Spokane, Portland and Seattle Railway Company right of way.

                                       -3


     Parcel 3: Blocks 4, 10, 11, 12 and 13, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 4: Lots 1, 2, 3, 4, 5, 6, 7, and 8, Block 7, Hawley Addition to St. Helens, Columbia County, Oregon.

     Parcel 5: All tide and overflow lands fronting, abutting, and lying Easterly of Parcel 2 hereinabove described.

     Parcel 6: All booms, wharfs, docks, bridges, buildings, structures, conveyors, hoists sewer and effluent discharge pipes, water mains and suction pipes, conduits, conductors, wires, and all appurtenances thereto belonging, owned by the Grantor herein lying and being Easterly of the upland portions of Parcel 2 hereinabove described.

     Parcel 7: All waterfront, riparian, boom, dock, water appropriation, and sewage or other discharge rights and privileges with respect to the river frontage lying and being Easterly of the upland portion of Parcel 2 hereinabove described.

     Parcel 8: All walk or driveways, conveyors, sewer and effluent pipes, culverts, water mains, conduits, conductors, wins, trackage, and all appurtenances thereto belonging, under, upon, over, and across the railroad right of way lying between Parcel 1 and Parcel 2 hereinabove described.

     Parcel 9: All rights of the Grantor hereinunder that certain indenture dated August 10, 1931 and recorded May 7, 1932, in Book 54, at page 260, Deed Records of said Columbia County, between Chas. R. McCormick Lumber Co. of Delaware and St. Helens Pulp and Paper Company.

     Parcel lO: All and any other property, rights, licenses, privileges, permits, easements, and rights of way, not enumerated above, acquired by the Grantor herein or its predecessors in interest, in connection with the use, ownership, or possession of the lands described in Parcel 1 and Parcel 2 hereinabove a described.


Excepting therefrom the following described parcels of property:

Parcel 1

     Beginning at the intersection of the South line of the H.M. Knighton Donation Land Claim with the Southerly extension of the West line of Block 70, St. Helens, as per plat on file and of record in the Clerk's office of Columbia County, Oregon in Section 1, Township 4 North, Range 1 West, Williamette Meridian, Columbia County, Oregon, said point being the Northwest corner of the first parcel described in the City of St. Helens tract in Deed Book 177 at page 23. Deed Records of Columbia County Oregon: thence along the Westerly line of said City of St. Helens tract South______ East a distance of 451.03 feet: thence South 8(degrees) 19' West a distance of 590.38 feet to the South line of Section 3, a distance of 219.26 feet; thence leaving said Westerly line of the City of St. Helens tract North 45(degrees)07'53" West a distance of 79.28 feet; thence North 36(degrees)41'53" West a distance of 322.77 feet; thence North 28(degrees)51'40" East a distance of 220.50 feet; thence North 29(degrees)12'47" East a distance of 119.37 feet to a point on the Southerly extension of the East line of Block 85, St. Helens; thence North 16(degrees)57'23" West along said Southerly extension of the East line of Block 85 a distance of 208.12 feet to said South line of said H.M. Knighton Donation Land Claim; thence North 71(degrees)30' East along said South line of the H.M. Knighton Donation Land Claim a distance of 80.03 feet to the True Point of Beginning. CONTAINING 6.86 acres more or less.

     Subject to and excepting all easements, reservations, restrictions and mineral rights of record.

     This conveyance shall be subject to Grantor's right of reverter as follows:

     If the property is determined by the Grantee or any successor fire protection provider to be excess property or is not used for fire related purposes for a period of three (3) years, and there are no written development plans to use or continue to use the property for a fire training site or other fire prevention or



Bargain and Sale Deed with Right of Reverter - 1

Parcel 2

     Beginning at the point of intersection with the Northwesterly right-of-way line of the S.P. & S. Railroad and the Northwesterly line of Government Lot 4 in Section 3, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon; thence Southwesterly along the Northwesterly line of said Government Lot 4 and Northwesterly line of Government Lot 6 of said
     Section 3, 1,352.93 feet to the intersection of the prolongration Southeasterly of the Northeasterly right-of-way line of 9th Street and the Northwesterly line of said Government Lot 6; thence South 55(degrees)59' East, 451.03 feet; thence South 8(degrees)19' West 593.09 feet to the South line of said Section 3; thence West along the South line of said Section 3, 300 feet; thence South 21(degrees)09' West, 226.63 feet; thence South 68(degrees)51' East, 750 feet to the Northwesterly right-of-way line of said S.P. & S. Railroad; thence North 21(degrees)09' East along the Northwesterly right-of-way line of said S.P. & S. Railroad right-of-way, 1,876.84 feet to the point of beginning; and

     Part of Lot 1, Section 10, Township 4 North, Range 1 West of the Willamette Meridian, Columbia County, Oregon described as follows:

     Beginning at the Northeast corner of Tract 9-2 conveyed to St. Helens Paper Corporation, a Delaware corporation, by deed recorded May 7,

     1964 in Book 154, page 896, Deed Records of Columbia County, Oregon; thence South 21(degrees)09' West, 100.86 feet; thence South 41(degrees)42' West,
     128.16 feet; thence South 21(degrees)09' West 84 feet; thence North 68(degrees)51' West, 415 feet; thence North 21(degrees)09' East 304.86 feet to the Northwesterly line of said Tract 9-2; thence South 68(degrees)51' East along the Northwesterly line of said Tract 9-2, 460 feet to the point of beginning

Subject to:

     1. Right, title and interest of the State of Oregon in and to that portion of the above premises lying between ordinary high and low water.

     2. The rights of fishing, navigation and commerce in the State of Oregon, the Federal Government and the public in and to that portion thereof lying below the ordinary high water mark of the Columbia River.

     3. A slope easement from St. Helens Pulp and Paper Co., an Oregon corporation, to Chas. R. McCormick Lumber Co., of Delaware, a Delaware corporation, recorded May 7, 1932 in book 54, page 260, Deed Records of Columbia County, Oregon.

ST. HELENS #3 TISSUE MACHINE

PROPOSED TERMS FOR CONTRACT OPERATING AGREEMENT

Boise Cascade will provide ongoing operations of the #3 Tissue machine to the purchaser according to the terms described herein.

Pulp Supply    Two grades of bleached kraft pulp will be provided by the St.
               Helens mill to the purchaser. "Long fiber" composed of 100% softwood chips will be offered at a price equivalent to 95% of the average net selling price recognized by Boise Cascade's
               Wallula, Washington, mill. This pricing formula passes market pulp costs for freight, drying, and high brightness bleaching costs on as savings to the purchaser, providing an economical softwood pulp source.

               "Blend fiber" composed of approximately 60% sawdust pulp and 40% softwood chip pulp will be offered at a discount of 8% relative to long fiber. This provides an economical filler pulp source to the purchaser. Exhibit 1 shows historic and projected pulp costs and compares to other pulp sources, where it can be seen that the proposed pricing provides pulp to the purchaser at approximately 9% below average Southern Market Pulp pricing.

               Quality specifications will be provided by Boise Cascade and will be adhered to as part of the contract agreement. The purchaser will have the right to utilize a mix of long fiber and blend fiber as desired within broad levels to be established in the contract agreement. Historic average of approximately 60% long fiber and 40% blend fiber will be used for the proforma cost projections in this document.

Direct Costs   Cost which can be specifically attributed to the #3 tissue machine will be charged directly to the purchaser. These include operating and maintenance labor, maintenance materials, operating supplies, natural gas, power (energy portion), and paper machine additives.

Indirect Costs Costs which cannot be directly attributed to the #3 tissue machine and are shared by the various mill operations (including #3) will be charged as a fixed annual fee of $3.99MM in 1993, escalating annually with the GNP implicit price deflator as calculated by DRI. These costs were determined as a percentage of the production levels that tissue currently represents in relation to the total mill. This percentage is 13.8% for costs associated with papermaking only, and 6.1% for costs associated with general mill operations.

               Common facilities allocation is an estimate to cover fair share of common facility costs.

Capital Costs  Capital improvements for #3 tissue machine will be the responsibility of the purchaser.

Production     Average weight for tissue has been 4.7# on an 17" x 22" basis;
               future estimates are on the same basis.

ST HELENS TISSUE PROFORMA COST

                                ----  -----  ----  -----  ----  -----  ----  -----  ----  -----
                                1988  $/TON  1989  $/TON  1990  $/TON  1991  $/TON  1992  $/TON
                                ----  -----  ----  -----  ----  -----  ----  -----  ----  -----
PULP                            19900   549  22650   643  22872   593  15012   411  13747   380
DIRECT COSTS
 GAS/STEAM                        790    22    813    23    938    24    900    25    947    26
 ELECTRIC                         822    23    832    24    960    25    926    25    953    26
 ANALINES & CHEMS                 434    12    442    13    514    13    494    14    449    12
 D & A                           3800   105   3914   111   4031   104   4152   114   4277   118
 TOTAL DIRECTS                   5846   161   6000   170   6443   167   6472   177   6626   183
INDIRECT COSTS                   3360    93   3498    99   3641    94   3776   103   3874   107

 TOTAL ALL ABOVE                29106   804  32149   913  32956   854  25260   692  24247   670

 TISSUE VOLUME                  36218        35206        38578        36520        36200
 PULP TRANSFER PRICE-$/SADT             544          637          587          407          376


                                ----  -----  ----  -----  ----  -----  ----  -----  ----  -----
                                1993  $/TON  1994  $/TON  1995  $/TON  1996  $/TON  1997  $/TON
                                ----  -----  ----  -----  ----  -----  ----  -----  ----  -----
PULP                            15137   418  18244   504  21826   603  19963   551  17477   483
DIRECT COSTS
 GAS/STEAM                        987    27   1058    29   1111    31   1166    32   1224    34
 ELECTRIC                        1108    31   1069    30   1110    31   1133    31   1676    46
 ANALINES & CHEMS                 538    15    562    16    587    16    613    17    639    18
 D & A                           4405   122   4537   125   4673   129   4813   133   4958   137
 TOTAL DIRECTS                   7037   194   7246   200   7481   207   7725   213   8497   235
INDIRECT COSTS                   3987   110   4106   113   4233   117   4373   121   4531   125

 TOTAL ALL ABOVE                26161   723  29596   818  33542   927  32061   886  30504   843

 TISSUE VOLUME                  36200        36200        36200        36200        36200
 PULP TRANSFER PRICE-$/SADT             414          499          597          546          478